                                  EXHIBIT 10.6
                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made effective as of this 31st day of January, 2002, by and among ZERO ZONE REFRIGERATION, LLC, a Wisconsin limited liability company (the "BUYER"); SYSTEMATIC REFRIGERATION, INC., a Minnesota corporation (the "SELLER"); STEVEN A. MATESKI, ANNE MARIE BRAKOB, THEODORE A. MATESKI TRUST U/A DATED FEBRUARY 14, 1996 AND LYNNE M. MATESKI TRUST U/A DATED FEBRUARY 14, 1996, being all of the shareholders of the Seller (collectively, the "SHAREHOLDERS"); MATESKI PROPERTIES, LLC, a Minnesota limited liability company ("MATESKI PROPERTIES"); and THEODORE A. MATESKI and LYNNE M. MATESKI, being all of the members of Mateski Properties (collectively, the "MEMBERS").

                                    RECITALS

         The Seller is engaged in the business of designing, manufacturing, marketing and selling refrigeration systems (compressor racks), mechanical centers, electrical centers, combination mechanical/electrical centers, condensers, evaporator coils, refrigeration and electrical components, condensing units and assemblies, chiller systems and related spare and replacement parts for the foregoing (the "BUSINESS"). Mateski Properties owns, and leases to Seller, the real estate, building and fixtures used by Seller in the conduct of the Business. The Buyer desires to purchase from the Seller and Mateski Properties all of the assets of the Seller used in the Business and the real estate, building and fixtures owned by Mateski Properties, respectively, upon the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

         IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "BONDS" shall mean the outstanding Minnesota Agricultural and Economic Development Minnesota Small Business Development Loan Program Revenue Bonds, Series 2000D, Lot 1.

         "BREACH" shall mean any breach of, or inaccuracy in, any representation or warranty or any breach of, or failure to perform or noncompliance with, any covenant or obligation, in or of this Agreement or any other Contract, License or Order, or any event which with the passing of time, the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "CLOSING DATE" shall mean January 31, 2002, or such other date as may be mutually agreed to by the Buyer and the Seller.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONTRACTS" shall mean, collectively, all oral and written contracts, agreements, instruments, documents, leases, indentures, insurance policies, undertakings, understandings or other obligations, whether or not legally binding.

         "DISCLOSURE SCHEDULE" shall mean the disclosure schedule attached hereto and incorporated herein, delivered to the Buyer concurrently with the execution of this Agreement.

         "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement attached hereto and incorporated herein as EXHIBIT A.

         "ENCUMBRANCES" shall mean any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, right of first option or first refusal or similar restriction including any restriction on use, transfer or exercise of any other right of ownership.

         "ENVIRONMENTAL LAWS" shall mean, collectively, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Toxic Substances Control Act, principles of common law and any other federal, state or local laws, including rules and regulations thereunder, regulating or otherwise affecting or relating to human health or the environment.

         "ENVIRONMENTAL MATERIALS" shall mean, collectively, any material, substance, chemical, waste, contaminant or pollutant which is regulated, listed, defined as or determined to be hazardous, extremely hazardous, toxic, dangerous, restricted or a nuisance, or otherwise harmful to human health or the environment, under any Environmental Laws.

         "FINANCIAL STATEMENTS" shall mean, collectively, the reviewed financial statements (including balance sheets and statement of earnings, stockholders' equity and cash flow) of the Seller for each of its fiscal years ending December 31, 1999 through and including December 31, 2001, and the internally-prepared balance sheet of the Seller as of January 31, 2002; and the balance sheet of Mateski Properties as of January 31, 2002.

         "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any foreign jurisdiction, any state, county, municipality or other governmental or quasi governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing.

         "HAZARDOUS SUBSTANCES" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. and/or Section 115B.02(8) of the Minnesota Statutes, and all regulations promulgated thereunder.

         "INDEMNIFIABLE DAMAGES" shall mean all losses, claims, damages, liabilities, costs, expenses or deficiencies described in Section 10.1 or 10.2, as the case may be, plus an amount of interest, compounded annually, on the amount of such Indemnifiable Damages (computed before the application of this sentence) computed at the applicable prime rate plus two hundred (200) basis points per annum from the date such Indemnifiable Damages were incurred by the Indemnitee and until paid by the Indemnitor. The applicable prime rate shall be the prime rate of interest publicly quoted by U.S. Bank National Association (d/b/a Firstar
Bank), Milwaukee, Wisconsin as of December 31, which rate shall remain in effect until the succeeding December 31 when it shall be adjusted to the prime rate then publicly quoted by said bank ("PRIME RATE").

         "IRS" shall mean the Internal Revenue Service.

         "KNOWLEDGE" shall mean an individual deemed to have Knowledge of a particular fact or other matter if:

                  (a) that individual is actually aware of that a fact or matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonable investigation regarding the accuracy of any representation or warranty contained in this Agreement.

         A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

         "LATEST BALANCE SHEETS" shall mean the balance sheets as of and for the period ending December 31, 2001 of the Seller ("SELLER'S LATEST BALANCE SHEET") and November 30, 2001 for Mateski Properties ("MATESKI PROPERTIES' LATEST BALANCE SHEET").

         "LATEST BALANCE SHEET DATE" shall mean December 31, 2001 with respect to the Seller and November 30, 2001 with respect to Mateski Properties.

         "LAWS" shall mean, collectively, all federal, state, local, municipal, foreign or international constitutions, laws, statutes, ordinances, rules, regulations, codes, or principles of common law.

         "LIABILITY" shall mean, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, outright or contingent, liquidated or unliquidated, due or to become due, determined, determinable or otherwise, and whether or not the same is required to be accrued or reflected on the financial statements of such Person.

         "LICENSES" shall mean, collectively, governmental, regulatory, administrative and non-governmental licenses, permits, approvals, certifications, accreditations, notices and other authorizations.

         "NOTICE OF CLAIM" shall mean a certificate signed by the Indemnitee or its authorized representative: (i) stating that the Indemnitee has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to Article X and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed.

         "NOTICE OF OBJECTION" shall mean a written notice of objection by the Indemnitor which shall set forth the grounds upon which the objection is based and state whether the Indemnitor objects to all or only a portion of the matter described in the Notice of Claim.

         "ORDERS" shall mean all decisions, injunctions, writs, guidelines, orders, arbitrations, awards, judgments, subpoenas, verdicts or decrees entered, issued, made or rendered by any Governmental Authority.

         "ORDINARY COURSE" shall mean, with respect to a Person, actions taken by such Person but only if such actions are taken in the normal, day-to-day operations of such Person's business, consistent in nature, scope and magnitude with the past practices of such Person and not dissimilar in nature, scope and magnitude with such actions customarily taken, without any special or separate authorization, by other Persons engaged in the same or similar line of business as such Person.

         "PERMITTED ENCUMBRANCES" shall mean:

                  (i) Combination Mortgage, Security Agreement and Fixture Financing Statement dated April 1, 2000, filed of record April 11, 2000, as Document No. 1494492, executed by Mateski Properties, LLC, to Minnesota Agricultural and Economic Development Board, in the original principal amount of $3,100,000, which was assigned to U.S. Bank National Association, as Trustee, by Assignment of Mortgage dated April 1, 2000, filed of record April 11, 2000 as Document No. 1494494;

                 (ii) Assignment of Leases and Rents dated April 1, 2000, filed of record April 11, 2000, as Document No. 1494495 by and between Mateski Properties, LLC and Minnesota Agricultural and Economic Development Board, and assigned to U.S. Bank National Association by Assignment of Assignment of Leases and Rents dated April 1, 2000, filed for record April 11, 2000, as Document No. 1494496;

                (iii) Security interests of U.S. Bank National Association against Mateski Properties, as debtor, evidenced by UCC financing statements Nos. 2218289 and 2218290, each filed April 11, 2000;

                 (iv) Mortgage, dated October 20, 2000, executed by Mateski Properties to the City of Ramsey, Minnesota, filed of record January 22, 2001 as Document No. 1546280 in the original principal amount of $300,000;

                  (v) Security interest of the City of Ramsey, Minnesota, against Mateski Properties, as debtor, evidenced by UCC financing statement No. 2292990, filed January 22, 2001;

                 (vi) Security interest of Minnesota Agricultural and Economic Development Board against Mateski Properties, as debtor, evidenced by UCC financing statement No. 1494594, filed of record April 11, 2000;

                (vii) Contract for Private Development between the City of Ramsey, Minnesota, and Mateski Properties, dated March 31, 2000, filed of record as Document No. 1494490;

               (viii) Security interest of the City of Ramsey, Minnesota, against the Seller, as debtor, evidenced by UCC-1 financing statement No. 2292989, filed January 22, 2001;

                 (ix) Security interest of Bremer Business Finance Corporation, against the Seller, as debtor, evidenced by UCC financing statement No. 2316556, filed April 17, 2001; and

                  (x) Municipal and zoning ordinances, recorded easements, covenants and restrictions, provided the same do not prohibit or materially interfere with the present use, or materially affect the present value, of the Owned Real Estate or Leased Real Estate, and general taxes levied on or after January 1, 2001, and not yet due or payable.

         "PERSON" shall mean any individual, partnership, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated association, and venture or other entity or Governmental Authority.

         "REAL PROPERTY" shall mean, collectively, the Real Estate, Leased Real Estate, if any, and any other real property heretofore owned or used by the Seller in the conduct of the Seller's business.

         "RELATED PERSON" shall mean with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                  (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest; and

                  (e) any Person in which such specified Person serves as a general partner or a trustee (or in similar capacity).

For purpose of this definition (a) "CONTROL" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of Person, whether through the ownership of voting securities, by contract or otherwise, (b) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person. Without limiting the foregoing, the Shareholders, Members, Mateski Properties and Seller shall be deemed to be Related Persons to one another.

         "SETTLEMENT AGREEMENT" shall mean that certain Note Repayment and Forebearance Agreement, dated January 11, 2001[sic], by and between the Seller, Theodore A. Mateski and Larkin Hoffman Daly and Lindgren, Ltd. ("LHDL"), in the form of EXHIBIT B attached hereto.

         "SUBSIDIARIES" or, individually, "SUBSIDIARY" shall mean any entity in which the Seller owns stock, other securities or any other ownership interest (other than ownership of less than three percent (3%) of the stock or securities of a corporation, partnership, limited liability company or other entity whose shares are listed on a nationally recognized securities exchange or are traded over-the-counter, and which stock or securities are held by the Seller solely as an investment) and any other investment by the Seller in any corporation, limited liability company, joint venture, partnership or other business enterprise.

The following capitalized terms used in the Agreement shall have the meanings ascribed thereto in the Section of the Agreement set forth across from each such term.

-------------------------------------------------------      ------------------------------------------------------------------
DEFINED TERM                             SECTION             DEFINED TERM                                SECTION
-------------------------------------------------------      ------------------------------------------------------------------
Adjusted EBITDA                          2.1(c)              Inventories                                 1.1(b)
-------------------------------------------------------      ------------------------------------------------------------------
Agreement                                Caption             LHDL                                        Definitions-Settlement
                                                                                                         Agreement
-------------------------------------------------------      ------------------------------------------------------------------
Assignment and Bill of Sale              6.12                Leased Real Estate                          4.9(a)
-------------------------------------------------------      ------------------------------------------------------------------
Assumption Agreement                     9.5                 Licensed Intellectual Property              4.14
-------------------------------------------------------      ------------------------------------------------------------------
Assumed Liabilities                      2.1(b)              Mateski Properties                          Caption
-------------------------------------------------------      ------------------------------------------------------------------
Assumed Mateski Properties Obligations   2.2                 Mateski Properties' Latest Balance Sheet    Definitions-Latest
                                                                                                         Balance Sheets
-------------------------------------------------------      ------------------------------------------------------------------
Benefit Plans                            4.25(a)             Mateski Properties Purchase Price           2.2
-------------------------------------------------------      ------------------------------------------------------------------
Business                                 Recitals            Mateski Properties Purchased Assets         1.2
-------------------------------------------------------      ------------------------------------------------------------------
Business Equity Value                    2.1(c)              Members                                     Caption
-------------------------------------------------------      ------------------------------------------------------------------
Buyer                                    Caption             Prepaid Items                               1.1(d)
-------------------------------------------------------      ------------------------------------------------------------------

-------------------------------------------------------      ------------------------------------------------------------------
Buyer's 401(k) Plan                      7.4(a)              Prime Rate                                  Definition-Indemnifiable
                                                                                                         Damages
-------------------------------------------------------      ------------------------------------------------------------------
Buyer's Group Health Plan                7.4(b)              Products Liability                          4.26(a)
-------------------------------------------------------      ------------------------------------------------------------------
Buyer's Welfare Plans                    7.4(b)              Purchase Price                              2.1
-------------------------------------------------------      ------------------------------------------------------------------
Closing                                  1.4                 Purchased Assets                            1.1
-------------------------------------------------------      ------------------------------------------------------------------
COBRA                                    4.25(h)             Real Estate                                 1.2 (a)
-------------------------------------------------------      ------------------------------------------------------------------
Commitment                               6.6                 Receivables                                 1.1(c)
-------------------------------------------------------      ------------------------------------------------------------------
Contingent Amount                        2.1(c)              Restricted Interests                        1.6(a)
-------------------------------------------------------      ------------------------------------------------------------------
DCF                                      1.3(d)              Seller                                      Caption
-------------------------------------------------------      ------------------------------------------------------------------
Equipment                                1.1(e)              Seller's 401(k) Plan                        6.20(b)
-------------------------------------------------------      ------------------------------------------------------------------
ERISA                                    4.25(a)             Seller's Group Health Plan                  6.20(a)
-------------------------------------------------------      ------------------------------------------------------------------
Excluded Assets                          1.3                 Seller's Latest Balance Sheet               Definitions-Latest
                                                                                                         Balance Sheets
-------------------------------------------------------      ------------------------------------------------------------------
Hired Employees                          6.9                 Seller's Welfare Plans                      6.20(a)
-------------------------------------------------------      ------------------------------------------------------------------
Indemnitee                               10.3                Shareholders                                Caption
-------------------------------------------------------      ------------------------------------------------------------------
Indemnitor                               10.3                Subordination Agreement                     6.23
-------------------------------------------------------      ------------------------------------------------------------------
Insurance                                4.15                Title Company                               6.6
-------------------------------------------------------      ------------------------------------------------------------------
Intellectual Property                    4.14                Vehicles                                    1.1(f)
-------------------------------------------------------      ------------------------------------------------------------------

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS
                       FROM SELLER AND MATESKI PROPERTIES

         1.1 Purchased Assets. Subject to the terms and conditions herein set forth, the Buyer shall purchase on the Closing Date, and the Seller shall sell and transfer to the Buyer, the Business and all of the Seller's assets and properties of every kind and description, real, personal and mixed, tangible and intangible, and wherever situated, except only the assets excluded pursuant to
Section 1.3 hereof, all as the foregoing may exist as of the Closing Date, free and clear of all Encumbrances other than Permitted Encumbrances, (hereinafter, all of such assets and properties are referred to as the "PURCHASED ASSETS"). The Purchased Assets shall include, without limitation, the following:

                  (a)      All cash and cash equivalents;

                  (b) All inventories of whatever kind, including, without limitation, finished goods, work-in-process and raw materials (the "INVENTORIES");

                  (c) All trade and other accounts receivable, all notes receivable and all other amounts receivable (the "RECEIVABLES");

                  (d) All prepaid expenses or other items, advance commissions, payments and deposits (the "PREPAID ITEMS");

                  (e) All equipment (building or office), machinery, tooling, dies, molds, patterns, stampings, prototypes, parts, components, projects in process, furniture, fixtures and fixed assets, including, without limitation, those items listed on SCHEDULE 1.1(e) attached hereto (the "EQUIPMENT");

                  (f) All motor vehicles including, without limitation, those listed on SCHEDULE 1.1(f) attached hereto (the "VEHICLES");

                  (g) All rights of the Seller pursuant to Contracts, other than as excluded in Section 1.3 hereof.

                  (h) All right, title and interest (including the right to sue for past infringements) in and to intellectual property, including, without limitation, all patents and applications therefor, unpatented inventions, trademarks, trade names (including "Systematic" and derivations thereof), service marks, copyrights, applications for and registrations of any of the foregoing, know-how, trade secrets, formulas and technical information and the goodwill associated with any and all of the foregoing throughout the world;

                  (i)      All Licenses;

                  (j) All manufacturing, delivery, office and other supplies;

                  (k) All warranty rights, guaranty rights, causes of actions, judgments and claims and similar rights of the Seller (whether choate or inchoate, known or unknown) against vendors, suppliers, designers, architects, engineers or other third Persons;

                  (l) All lists of customers, suppliers, vendors and sources; all books, records, journals, computer software (whether purchased or internally developed) and files; all information, blueprints, engineering data, drawings, sales and promotional materials, and telephone and telecopier numbers and listings; and

                  (m) All web sites, web pages, URLs, domain names, directory names, other computer addresses, Internet files, HTML files, image files, such as, jpeg files, gif files, and java code, links, hyperlinks, and other files, pages, sites, names or addresses located on an on-line global computer network.

         1.2 Mateski Properties Purchased Assets Subject to the terms and conditions herein set forth, the Buyer shall purchase on the Closing Date, and Mateski Properties shall sell, convey and transfer to the Buyer, free and clear of all Encumbrances other than Permitted Encumbrances, all of Mateski Properties' assets and properties of every kind, real, personal and mixed, tangible or intangible, and wherever situated, except only the Excluded Assets (as defined in Section 1.3 hereof), all as the foregoing may exist as of the Closing Date, including, without limitation, the following (the "MATESKI PROPERTIES PURCHASED ASSETS"):

                  (a) The land, buildings, improvements, fixtures and appurtenances thereto commonly known as 6151 140th Avenue, N.W., Ramsey, Minnesota 55303, the legal description of which is set forth in SCHEDULE 1.2(a) attached hereto (the "REAL ESTATE");

                  (b) All cash and cash equivalents, including, without limitation, all positive balances in all escrow or reserve accounts for the Bonds (including, without limitation, the construction account, revenue account, holding account, business account, special redemption account, optional redemption account, reimbursement account, rebate account, reconstruction account, cost of insurance account, capitalized interest account, or otherwise);

                  (c) All accounts, notes, or other receivable (including, without limitation, advances from Mateski Properties or rents due Mateski Properties);

                  (d) All warranty rights, guaranty rights, causes of action, judgments and claims and similar rights of Mateski Properties (whether choate or inchoate, known or unknown) against vendors, suppliers, designers, engineers, construction firms or other third Persons;

                  (e) All lists of suppliers, vendors and sources; all records, journals, computer software and files and all information, blueprints, engineering data, drawings; and

                  (f) All rights of Mateski Properties pursuant to The Single Lot Resolution adopted by the Minnesota Agricultural and Economic Development Board on March 8, 2000 and the $3,100,000 Minnesota Agricultural and Economic Development Board Small Business Development Loan Reserve Bonds authorized thereby.

         1.3 Excluded Assets. The Purchased Assets shall not include, and the Seller or Mateski Properties, as appropriate, shall retain, the following assets (the "EXCLUDED ASSETS"):

                  (a) The Seller's or Mateski Properties' rights under this Agreement;

                  (b)      The personal effects and memorabilia described on
                           SCHEDULE 1.3(b) attached hereto;

                  (c) The Seller's and Mateski Properties' minute books, stock record books and corporate franchise and tax return;

                  (d) The Seller's right under that certain Patent License Agreement, dated January 1, 2001 between Delaware Capital Formation, Inc., a Delaware Corporation ("DCF"), and the Seller;

                  (e) Any organizational costs of the Seller or Mateski Properties, or any capital stock of the Seller or Mateski Properties held in its treasury as treasury stock;

                  (f) The remaining balances of the accounts of all participants under the Seller's Flexible Spending Account and any assets relating to any of the Seller's other Benefit Plans (unless such assets are reflected as or included within "Prepaid Items");

                  (g) The contents (not exceeding $16,745) of the Merrill Lynch account maintained by Mateski Properties; and

                  (h) The principal sum (not including any accrued interest) of $50,000 due Mateski Properties from the Seller reflected on the Mateski Properties Latest Balance Sheet as "Loan Receivable SRI.".

         1.4 Closing. The closing (the "CLOSING") of the purchase and sale of the Business, the Purchased Assets and Mateski Properties Purchased Assets shall take place at 10:00 a.m., local time, on the Closing Date, at the offices of Michael Best & Friedrich LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or at such other time and place as may be mutually agreed to by the Buyer and the Seller, including, but not limited to, Closing via mail or facsimile. The Closing shall be effective as of 11:59 p.m. on the Closing Date.

         1.5 Retention of Business Records. The Buyer shall retain for a period of at least 4 years all of the records of the Business included within the Purchased Assets, and shall provide the Seller access to the same during normal business hours for the purpose of inspecting, reviewing and copying the same; provided, that following the expiration of such 4-year period, the Buyer may dispose of any of such records which it no longer desires to retain if the Buyer first shall have notified the Seller in writing of such proposed disposition and allowed the Seller the opportunity to take possession of the records proposed to be disposed of by the Buyer. The Seller shall retain for a period of 4 years all of the items described in Section 1.3(c) hereof, and shall provide the Buyer access to the same during normal business hours for the purpose of inspecting, reviewing and copying the same; provided, that following the expiration of such 4-year period, the Seller may dispose of any of such items which it no longer desires to retain if the Seller first shall have notified the Buyer in writing of such proposed disposition and allowed the Buyer the opportunity to take possession of the records proposed to be disposed of by the Seller.

         1.6      Assets Not Assignable.

                  (a) To the extent that any interest in any of the Purchased Assets or Mateski Properties Purchased Assets is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of a third person (including a governmental, regulatory or administrative authority), or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a Breach of any of the Purchased Assets or Mateski Properties Purchased Assets, or a violation of any Law or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as "RESTRICTED INTERESTS"). The entire beneficial interest in any Purchased Assets or Mateski Properties Purchased Assets subject to a restriction as described above, and any other interest in such Purchased Assets or Mateski Properties Purchased Assets which are transferable notwithstanding such restriction, shall be transferred from the Seller or Mateski Properties to the Buyer as provided in this Section 1.6.

                  (b) Anything in this Agreement to the contrary notwithstanding, the Seller and Mateski Properties shall not be obligated to transfer to the Buyer any Restricted Interests without the Buyer or the Seller first having obtained all consents, waivers and authorizations necessary for such transfers. In consultation with the Buyer as to the practicalities of proposed actions, the Seller and Mateski Properties shall use its best efforts to assist the Buyer in obtaining such consents, waivers and authorizations and to resolve any impracticalities of assignment referred to in Section 1.6(a) hereof.

                  (c) To the extent that the consents, waivers and authorizations referred to in Section 1.6(a) hereof are not obtained by the Buyer, Seller or Mateski Properties, or until the impracticalities of transfer referred to therein are resolved, the Seller and Mateski Properties shall use its best efforts to (i) provide to the Buyer, at the request of the Buyer and at the Seller's or Mateski Properties' expense, the benefits of any Restricted Interests, (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to the Buyer and (iii) enforce, at the request of the Buyer for the account of the Buyer, any rights of the Seller and Mateski Properties arising from any Restricted Interests (including the right to elect to terminate in accordance with the terms thereof upon the advice of the Buyer).

                                   ARTICLE II

                           CONSIDERATION FOR TRANSFER

         2.1 Purchased Assets Purchase Price. The full consideration payable to the Seller for the Purchased Assets shall be (collectively, the "SELLER PURCHASE PRICE"):

                  (a) Two hundred fifty thousand dollars ($250,000) cash, payable to the Seller at the Closing (which the Seller has warranted to the Buyer will be paid to LHDL pursuant to the Settlement Agreement and which the Seller hereby authorizes and directs the Buyer to pay directly to LHDL in fulfillment of the Seller's obligations under the Settlement Agreement);

                  (b) The Buyer's assumption at the Closing of, and agreement to discharge or satisfy when and as due, the following (and only the following) liabilities of the Seller ("ASSUMED LIABILITIES"):

                            (i) All of the Liabilities of the types and the amounts as are reflected on the Seller's January 31, 2002 balance sheet included within the Financial Statements, other than the Liabilities reflected in accounts Nos. 2130 ("Note Payable-Attorneys-ST") and 2820 ("Note Payable-Attorneys-LT"), 2132
                                    ("NP-Litigation-ST") and 2830
                                    ("NP-Litigation-LT");

                           (ii) The parties hereto acknowledge that the Liabilities reflected on the Seller's January 31, 2002 balance sheet may contain some estimates, but the actual amounts will not vary materially from the estimates. If the Seller identifies any of the amounts of the Liabilities described in clause (i) as estimated due only to the absence of final information as of the date of this Agreement, the Buyer and Seller in good faith will endeavor to agree on and substitute the actual amount of such Liability (provided that the actual amount of such Liability was incurred in the Ordinary Course and is not materially different than the estimates) for the estimated amount reflected on the January 31, 2002 balance sheet, and the Buyer shall then assume such actual amount of such Liability instead of the estimated amount;

                           (iii) Any executory Liability to the Seller's customers incurred by the Seller in the Ordinary Course for nondelinquent orders outstanding as of the Closing reflected on the Seller's books (other than any Liability arising out of or relating to a Breach that occurred simultaneously with or prior to the Closing);

                           (iv) Any executory Liability to the Seller's customers under written warranty agreements in the forms disclosed in Section 4.26(b) hereof given by the Seller to its customers in accordance with the provisions of this Agreement and in the Ordinary Course prior to the Closing (other than any Liability arising out of or relating to a Breach that occurred simultaneously with or prior to the Closing); and

                           (v) Any Liability arising after the Closing under those Seller's Contracts listed in
                                    SCHEDULE 2.1(b)(VI) attached hereto (other than a Liability arising under any Contract which is an Excluded Asset or arising out of or relating to a Breach that occurred simultaneously with or prior to the Closing).

                  (c) A contingent amount ("CONTINGENT AMOUNT"), if any, payable to the Seller, within 45 days of the Buyer's receipt of an audited financial statement for the Business for its fiscal year ending December 31, 2005, equal to (i) eighty-nine and three-tenths percent (89.3%) of twenty percent (20%) of the Business Equity Value of the Buyer as determined by the Buyer's independent certified public accountants, less (ii) those amounts specified or described in
                           Section 10.6 hereof and/or any other amounts properly offset against the Contingent Amount in accordance with this Agreement. "BUSINESS EQUITY VALUE" shall mean an amount equal to the product of five (5) times the weighted average Adjusted EBITDA of the Business for its fiscal years ending December 31, 2003, 2004 and 2005, weighting 2003 Adjusted EBITDA by a factor of one (1), weighting 2004 Adjusted EBITDA by a factor of four (4), weighting the 2005 Adjusted EBITDA by a factor of five (5), and dividing the resulting sum by a factor of ten (10). "ADJUSTED EBITDA" shall mean the separate earnings of the Business as conducted by the Buyer computed before interest, income taxes, depreciation and amortization, as reflected on an income statement of the Buyer, adjusted to: (i) eliminate the effect of
                           (A) extraordinary or non-recurring items of gain (such as the gain or sale of disposed capital assets or insurance proceeds) and (B) receipt of indemnity payments, if any, received by the Buyer in connection with this Agreement and the transactions contemplated hereby, and (ii) reflect reasonable charges (as determined by such independent certified public accountants) for services (e.g., corporate services including, but not limited to, accounting, sales and marketing, general management/administrative, and sales commission allocations) provided by Zero Zone, Inc. to the Buyer. The Buyer shall cause its independent certified public accountants to provide the Seller, reasonably promptly after the end of each calendar year and the

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

                           completion of the financial statements for such year, commencing with calendar year 2002, with such accountant's calculation of such year's Adjusted EBITDA. The Seller shall have a period of 30 days after receipt thereof to confirm such calculation as being made correctly in accordance with this Section 2.1(c) or issue an objection thereto. If the Seller fails to object to such calculation within such 30-day period, the calculation shall be conclusive and final. If the Seller objects within such 30-day period, the Seller shall specify its objection in writing, detailing the portion(s) of such calculation which the Seller believes has not been made in accordance with this Section 2.1(c), and supplying such information as the Seller possesses to support its objection. If, within 20 days after receipt of such objection, the Buyer and Seller have not resolved their differences, the parties shall submit such differences (to the extent not reconciled during such 20-day period) to arbitration pursuant to
                           Section 11.5 of this Agreement.

                           In the event that the Buyer disposes of the Business prior to December 31, 2005 (which the Buyer covenants that it shall not do, unless (i) the Buyer pays any Contingent Amount due the Seller in accordance herewith simultaneously with the closing of such disposition, or (ii) if such Contingent Amount is not so simultaneously paid, the acquiror thereof agrees expressly to assume the obligation herein contained to pay the Contingent Amount in accordance with its terms, or (iii) the Seller expressly agrees in writing to such disposition), Adjusted EBITDA will be determined by utilizing the weighted average Adjusted EBITDA of the Business for the three (3) completed fiscal years of the Buyer immediately preceding the year of such disposition, weighting such years' Adjusted EBITDA in a similar manner as set forth above, and the contingent Amount, as so determined, will be paid by the Buyer simultaneously with the closing of such disposition. If the Business is disposed of at a time such that the Buyer has not completed three (3) fiscal years' conduct of the Business, weighted average Adjusted EBITDA shall be based upon the actual number of completed fiscal years which the Buyer has conducted the Business preceding the disposition. In such event: if the number of such completed fiscal years is two (2), the Adjusted EBITDA for the fiscal year immediately preceding the year of the Business's disposition shall be weighted by a factor of six (6) and the next preceding fiscal year's Adjusted EBITDA shall be weighted by a factor of four (4), and the resulting sum shall be divided by a factor of ten (10); if the number of such completed fiscal years is one (1), the Business Value will be determined based upon the product of five (5) times such year's Adjusted EBITDA and no weighting shall be required.

         2.2 Mateski Properties Purchase Price. The full consideration payable to Mateski Properties for the Mateski Properties Purchased Assets (the "MATESKI PROPERTIES PURCHASE PRICE") shall be the Buyer's assumption at the Closing of, and agreement to discharge, the following (and only the following) obligations of Mateski Properties (the "ASSUMED MATESKI PROPERTIES OBLIGATIONS"):

                  (a) All of the current Liabilities of the types and the amounts as are reflected on the Mateski Properties January 31, 2002 balance sheet included within the Financial Statements;

                  (b) The parties hereto acknowledge that the Liabilities reflected on Mateski Properties' January 31, 2002 balance sheet may contain some estimates, but that the actual amounts will not vary materially from the estimates. If Mateski Properties identifies any of the Liabilities described in Section 2.2(a) as estimated due only to the absence of final information as of the date of this Agreement, the Buyer and Mateski Properties in good faith will endeavor to agree on and substitute the actual amount of such Liability (provided that the actual amount of such Liability was incurred in the Ordinary Course and is not materially different than the estimates) for the estimated amount reflected on the January 31 balance sheet, and the Buyer shall then assume such actual amount of such Liability instead of the estimated amount; and

                  (c) The outstanding $3,100,000 of Minnesota Agricultural & Economic Development Minnesota Small Business Development Loan Program Revenue Bonds, Series 2000D, Lot 1; the Agreement for Loan from Minnesota Investment Fund, as amended; and Contract for Private Development with City of Ramsey, Minnesota (incorporating the Agreement for Loan), as amended.

                                   ARTICLE III

                                   LIABILITIES

         3.1 Non-Assumption of Liabilities. Except only as provided in Sections 2.1(b) and 2.2 hereof, the Buyer shall not assume, pay, perform, discharge, or accept any liabilities, debts or obligations of the Seller, Mateski Properties, Shareholders or Members of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any of the following:

                           (i) Any Liability arising out of or related to products of the Seller to the extent manufactured or sold prior to the Closing other than to the extent assumed under Sections 2.1(b)(iii), (iv) or (v);

                           (ii) Any Liability under a Contact assumed by the Buyer pursuant to Section 2.1(b) or 2.2 that arises after the Closing but that arises out of or relates to any Breach that occurred prior to the Closing;

                           (iii) Any Liability for taxes of whatever kind (except to the extent of taxes which are current liabilities and assumed by the Buyer pursuant to Section 2.1(b)(i) or (ii)), including taxes arising or resulting from the conduct of the Business, the sale of the Purchased Assets or Mateski Properties Purchased Assets or any deferred taxes;

                           (iv) Any Liability under Contracts not assumed by the Buyer under Sections 2.1(b) or 2.2 or any Liability relating to Excluded Assets;

                           (v) Any Liability under any of the Seller's employee Benefit Plans;

                           (vi)     Any Liability to (A) LHDL, (B) DCF
                                    (including, without limitation, that certain
                                    Promissory Note dated January 11, 2001 in the original principal amount of $200,000) or (C) Related Persons to the Seller or Mateski Properties (except, in the case of clause (C), to the extent reflected in the January 31, 2002 balance sheet of the Seller);

                           (vii) Any Liability to indemnify, reimburse or advance amounts to any director, officer or employee of the Seller or Mateski Properties;

                           (viii) Any Liability arising out of any litigation, claims, proceedings or investigations pending as of the Closing, or any Liability arising out of any litigation, claim, proceeding or investigation commenced after the Closing but arising out of or related to any occurrence, event or happening prior to the Closing;

                           (ix) Any Liability arising out of or related to the Seller's or Mateski Properties noncompliance with any Laws (including Environmental Laws); or

                           (x) Any Liability of the Seller or Mateski Properties as a guarantor, indemnitor or similar suretor (including, without limitation, any guaranty given to or for the benefit of the U. S. Small Business Administration with respect to the Seller's former Maple Grove, Minnesota facilities), except any Liability as guarantor of any of the Assumed Liabilities or Assumed Mateski Properties Obligations.

All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Seller or Mateski Properties which shall pay and discharge the same when and as due.

3.2 Labor Relations; Benefit Plans. The Buyer shall not assume, honor or accept any collective bargaining agreement relating to any employees of the Seller or Mateski Properties, or any Benefit Plan of the Seller or Mateski Properties. The Seller and Mateski Properties shall be solely responsible for satisfying all obligations (whether arising under federal, state or local law, or pursuant to contract) which may arise or which may have arisen prior to the Closing Date, in connection with the employment by the Seller or Mateski Properties of the Seller's or Mateski Properties' employees, or the creation, funding or operation of any Benefit Plan, or which may arise as a result of the transactions described in this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER, MATESKI PROPERTIES
                                   AND MEMBERS

         In order to induce the Buyer to enter into this Agreement, the Seller, Mateski Properties and Members, jointly and severally, make the following representations and warranties to the Buyer, each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer. Buyer's Knowledge of the untruth or inaccuracy of a representation or warranty contained in this Article, regardless of when, how or from whom said Knowledge was acquired, shall not be deemed a waiver of Buyer's right to enforce any provision of this Article. Any matter described on the DISCLOSURE SCHEDULE shall be set forth with reference to each separate Section of this Agreement to which the matter relates. In the event of any inconsistency between the statements in this Agreement and those in the DISCLOSURE SCHEDULE (other than an exception permitted by this Agreement to be expressly set forth as such in the DISCLOSURE SCHEDULE with respect to a specifically identified Section of this Agreement) the statements in this Agreement will control.

         4.1      Subsidiaries. The Seller has no Subsidiaries.

         4.2 Ownership, Organization and Qualification. The Shareholders own all of the issued and outstanding shares of common stock of the Seller, and the Members own all of the membership interest of Mateski Properties. The Shareholders are revocable trusts created by Theodore A. Mateski, grantor, and own and have owned no assets other than the stock of the Seller. The Seller is a corporation duly organized and validly existing under the Laws of the State of Minnesota. Mateski Properties is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Minnesota. The Seller and Mateski Properties are qualified to transact business as a foreign corporation or foreign limited liability company, respectively, in the jurisdictions set forth on the DISCLOSURE SCHEDULE, and the Seller is not otherwise required to be so qualified in any other jurisdiction. Mateski Properties has conducted no business whatsoever and exists and operates solely for the purpose of owning the Real Estate.

         4.3 Conflicting Obligations. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets and Mateski Properties Purchased Assets contemplated hereby will not: (a) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of the Seller or the articles of organization or Operating or similar agreement of Mateski Properties; (b) except as set forth on the DISCLOSURE SCHEDULE, Breach or violate any provisions of, or result in the maturation or acceleration of, any obligations under any Contract, Order, License or Law, to which the Seller, Mateski Properties, or any of the Shareholders or Members is a party or subject; or (c) except as set forth on the DISCLOSURE SCHEDULE, violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which the Seller, Mateski Properties or any of the Shareholders or Members is bound or has.

         4.4 Third Party Consents. Except as set forth on the DISCLOSURE SCHEDULE, no third party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order for any of the Purchased Assets Mateski Properties Purchased Assets, including without limitation, any Contracts, Licenses or other rights of the Seller or Mateski Properties to be assigned to the Buyer.

         4.5 Enforceability. This Agreement and all other agreements of the Seller, Mateski Properties, Shareholders and Members contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of such persons, respectively, enforceable against them in accordance with their terms.

         4.6 Authorization. The Seller, Mateski Properties, Shareholder and Member have all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Seller and Mateski Properties of each of its obligations contained herein, have been duly approved by the Seller's Board of Directors and all of their respective shareholders and member.

         4.7 Organizational Documents. Attached to the DISCLOSURE SCHEDULE are true, correct and complete copies of the articles of incorporation, bylaws, articles of organization, operating or similar agreement and other organizational documents, as amended, of the Seller and Mateski Properties.

         4.8 Financial Statements. Attached to the DISCLOSURE SCHEDULE are complete copies of the Financial Statements. The Seller's and Mateski Properties' books and records of accounts accurately reflect all of the assets, Liabilities, transactions and results of operations of the Seller and Mateski Properties, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with the income tax method of accounting consistently applied by the Seller and Mateski Properties. Except as described in the DISCLOSURE SCHEDULE, Seller's income tax method of accounting is equivalent in all material respects to generally accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods (except for depreciation). The Financial Statements fairly present the financial condition and results of operation of the Seller at the dates and for the relevant periods indicated.

         4.9      Real Property; Leases.

                  (a) Good Title; Condition. The SCHEDULE 1.2(a) sets forth a true and correct legal description of all the Real Estate, which is the only real property owned by Mateski Properties or Seller. The DISCLOSURE SCHEDULE also sets forth all other real properties leased, rented or utilized by the Seller (the "LEASED REAL ESTATE"). Mateski Properties owns fee simple title to the Real Estate (including buildings, structures and fixtures thereon or attached thereto), and has good and marketable leasehold title to all Leased Real Estate (including buildings, structures and fixtures thereon or affixed thereto). All buildings, structures and other improvements on the Real Estate or Leased Real Estate are in reasonably good condition and repair (normal wear and tear excepted) and within the lot lines, do not encroach on the properties of any other Person and have direct access to public roads in the location of the currently existing driveways. The use and operation of the Real Estate and Leased Real Estate conform to all applicable Laws. No portion of any of the Real Estate or Leased Real Estate is located in a flood plain, flood hazard area or designated wetlands area. None of the Seller, Mateski Properties, Stockholders or Members has received any notice of, and none of them has any Knowledge of, any assessments for public improvements against the Real Estate or Leased Real Estate or any notice or Order by any Governmental Authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. There are no arrangements for the deferral of taxes or assessments for any of the Real Estate. There is no condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Estate or Leased Real Estate pending or, to the Knowledge of the Seller, Mateski Properties, Shareholders or Members, threatened.

                  (b) Leased Real Estate. Each parcel of the Leased Real Estate is the subject of a written lease agreement, and there are no oral terms or past practice inconsistent with the written terms thereof. All such leases are valid and binding agreements, enforceable in accordance with their respective terms, and are in full force and effect. The Seller has performed all obligations required to be performed by it to date under each such lease and is not in Breach thereunder, and there has been no event which, with the giving of notice or the passage of time, or both, would become a Breach thereunder. To the Knowledge of the Seller, Mateski Properties, Shareholder and Member, no lessor or landlord to any of such leases is in Breach nor, has any event occurred which, with the giving of notice on the passage of time, or both, will result in a Breach thereof.

                  (c) Prior Premises. Other than the Real Estate, the Seller has conducted the Business from no other locations except as described in the DISCLOSURE SCHEDULE.

         4.10 Purchased Assets; Title and Condition. The Seller and Mateski Properties own good and marketable title to all of the Purchased Assets and Mateski Properties Purchased Assets (including, without limitation, the Real Estate), respectively, free and clear of all Encumbrances, except for Permitted Encumbrances. All of the Purchased Assets are located at or about the Real Estate, except as otherwise set forth on the DISCLOSURE SCHEDULE, and (except for Inventory acquired or disposed of in the Ordinary Course since the date of the Latest Balance Sheets) is reflected on the Latest Balance Sheets. All tangible Purchased Assets are in reasonably good condition and repair (normal wear and tear excepted) and contain no latent defects.

         4.11 All Necessary Assets; Capital Expenditures and Repairs. The Purchased Assets and Mateski Properties Purchased Assets constitute all of the assets which are used in (except for the Excluded Assets), and all of the assets which are necessary for, the conduct of the Business, as presently conducted. Except as set forth on the DISCLOSURE SCHEDULE: all Equipment located at the Real Estate is included within the Purchased Assets (and none is owned by employees); and no capital expenditures relating to the Business or remediations suggested or required by any applicable Governmental Authority or insurer, in the next twelve (12) months in an amount exceeding $25,000 in the aggregate are necessary or have been contemplated by the Seller or Mateski Properties to carry on the Business as it is presently conducted, nor are any such expenditures planned.

         4.12 Receivables. All of the Receivables reflected on the Latest Balance Sheets or on the accounting records of the Seller as of the Closing arose or will arise solely from bona fide transactions in the Ordinary Course, and, except as set forth on the DISCLOSURE SCHEDULE, are not and will not be subject to counterclaim or set-off and are not or will not be otherwise in dispute. All of such Receivables are and as of the Closing Date will be good and collectible in full, and will be collected within sixty (60) days following the date on which it first became due and payable, except Rink-Tek and Cooling Equipment Receivables which will be collected within one hundred and twenty
(120) days following the dates they first became due and payable. The DISCLOSURE SCHEDULE contains a true and correct aging list of Receivables, as of the most recent date available, specifying the date of original invoice and current payment status of each Receivable.

         4.13 Inventories. The Inventories reflected on the Latest Balance Sheets or on the accounting records of the Seller as of the Closing consist or will consist solely of raw materials, supplies, work-in-process and finished goods and have been valued at the lower of cost or market. Such Inventories consist of a quality and quantity which are usable and salable at normal profit margins and within customary time periods in the Ordinary Course and, except as set forth in the DISCLOSURE SCHEDULE, contain no material amount of slow-moving, obsolete or damaged items. The Inventories which consist of work-in-process are being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of the Seller to complete the work-in-progress in a timely manner. The values at which inventory is reflected on the Financial Statements have been determined on a FIFO basis in accordance with generally accepted accounting principles consistently applied for all periods, with appropriate writedowns for slow-moving, obsolete and damaged merchandise. None of the Inventories has been consigned to others, nor are any items consigned to the Seller except as set forth on the DISCLOSURE SCHEDULE. All of the Inventories are located at the Real Estate. The Inventories are sufficient and adequate for, but are not in excess of the level appropriate to, the customary conduct of the Business as it previously has been conducted.

         4.14     Intellectual Property.

                  (a) The DISCLOSURE SCHEDULE lists (or, in the case of trade secrets and secret processes, generally describes) all of the following which are owned by the Seller and used or intended to be used by the Seller in the Business: (i) patents and patent applications, (ii) trademarks, trade names, service marks and registrations and applications for registrations thereof (including, but not limited to, "Systematic Refrigeration"),(iii) copyrights and copyright registrations, and (iv) trade secrets and secret processes (the "INTELLECTUAL PROPERTY"). The DISCLOSURE SCHEDULE also lists all of the foregoing types of intellectual property which are not owned but which are licensed or otherwise used or intended to be used by Seller in the Business, other than perpetual, paid-up licenses of commonly available software programs commercially available at a value of less than $500 under which the Seller is the licensee ("LICENSED INTELLECTUAL PROPERTY"). The DISCLOSURE SCHEDULE lists for each item of Intellectual Property and which is patented or registered with the United States or any foreign or state agency or office, the patent or registration number thereof, the date of patent issuance or registration and the agency or office where so patented or registered. The Intellectual Property and Licensed Intellectual Property is all of the intellectual property that is used in or necessary for the conduct of the Business, as presently conducted. Except as otherwise described on the DISCLOSURE SCHEDULE, the Seller is the sole owner of all right, title and interest in the Intellectual Property. The Seller has valid, binding and enforceable License rights to use such Licensed Intellectual Property. There are no interference, opposition or cancellation proceedings pending or, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, threatened against or with respect to Intellectual Property or Licensed Intellectual Property. The use of the Intellectual Property and, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, the Licensed Intellectual Property does not infringe upon the rights of any third Person; provided, however, that the Seller entered into a Confidential Settlement Agreement with DCF and Hill Phoenix, Inc. acknowledging that the continuously variable speed refrigeration systems identified in the DISCLOSURE SCHEDULE, infringed DCF's United States Patent No. B1 RE 33620, but Seller no longer makes or sells any such refrigeration systems incorporating the technology of the infringement Patent. No claim, suit or action is pending or, to the Seller's, Mateski Properties, Shareholders' or Members' Knowledge, threatened alleging that the Seller is infringing upon the intellectual property rights of others. Except as set forth on the DISCLOSURE SCHEDULE, the Seller has not licensed or permitted any third party to use any of the Intellectual Property.

                  (b) Except as set forth on the DISCLOSURE SCHEDULE, all of the Seller's current or former employees who had or have any involvement whatsoever in the conceptualization, discovery, design or invention of the Seller's products or technology have executed written Contracts that assign to the Seller all rights to any inventions, improvements, discoveries or information relating to the Business.

         4.15     Insurance.

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                  (a)      General. The DISCLOSURE SCHEDULE lists each policy of
insurance owned or held by the Seller or Mateski Properties currently in effect (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, whether claims made or occurrence, policy number, deductible limits and any pending claim (other than worker's compensation claims) in excess of $1,000, whether or not covered by insurance (the "INSURANCE"). True and complete copies of each policy of Insurance have been previously delivered to Buyer. The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Seller or Mateski Properties with respect to any such policy. Except as set forth on the DISCLOSURE SCHEDULE, there are no provisions in such insurance policies providing for or allowing retroactive or retrospective premium adjustments. The Insurance is sufficient for compliance with all requirements of Law and with all agreements to which the Seller or Mateski Properties is a party. The policies evidencing the Insurance are valid, outstanding and enforceable policies subject to the terms and conditions contained therein, and there has not occurred any act or omission of the Seller or Mateski Properties which could result in cancellation of any such policy prior to its scheduled expiration date. Neither the Seller nor Mateski
Properties has not received any notice from or on behalf of any insurance carrier issuing any such policy that: (i) insurance rates will hereafter be substantially increased; (ii) that there will hereafter be no renewal of any such policy; or (iii) that alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested. None of such policies will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  (b) Denials of Coverage. Neither the Seller nor Mateski Properties has been refused any insurance with respect to the Business, Purchase Assets or Mateski Properties Purchased Assets, nor has the dollar amount of any coverage that has been previously in effect or requested by Seller or Mateski Properties been limited or decreased by any insurance carrier to which it has applied for or with which it has carried insurance.

                  (c) Claims. The DISCLOSURE SCHEDULE sets forth a summary of information pertaining to all claims (other than workers compensation claims) of property damage and personal injury or death against the Seller which are currently pending or were made since January 1, 1998. Except as set forth on the DISCLOSURE SCHEDULE, all of such claims (including worker's compensation claims) are fully satisfied or are being defended by an insurance carrier and involve no exposure to the Seller.

         4.16 Licenses. The Seller possesses all Licenses (including, without limitation, occupancy permits for the Real Estate and Leased Real Estate and permits required pursuant to Environmental Laws) as are necessary for the consummation of the transactions contemplated hereby or the conduct of the Business. All such Licenses are currently in full force and effect. There is no material oral modification or past practice inconsistent with the terms of any License. The DISCLOSURE SCHEDULE sets forth a list of all such Licenses and true and complete copies of each written document evidencing or affecting any of such Licenses have been previously delivered to Buyer. The Seller and Mateski Properties are in compliance with the terms and conditions of all such Licenses. To the Knowledge of the Seller, Mateski Properties Shareholders and Members, no state of facts exists which, with the giving of notice on the passing of time, or both, may give rise to any Breach under any such License or permit the Seller, Mateski Properties or other parties to any such License to declare a Breach of, or otherwise cancel or terminate, any such License. Except as set forth on the DISCLOSURE SCHEDULE, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or an adverse change in the terms or conditions, of any of such Licenses, and all such Licenses shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.

         4.17 Material Contracts and Other Descriptions and Lists. The DISCLOSURE SCHEDULE identifies and briefly describes the following of Seller or Mateski Properties:

                  (a)      List.

                           (i)      Leases. All leases of real or personal
property, including any leases described in Section 4.9 hereof;

                           (ii)     Certain Personal Property. All items of
personal property (including Equipment and Vehicles) which have a book value or estimated current market value in excess of $500;

                           (iii)    Purchase and Sale Orders. A list (as of the
most recent date available preceding the Closing) of written or oral agreements relating to (A) the sale of products, services or supplies by the Seller or Mateski Properties or (B) material (including any blanket) purchase orders;

                           (iv)     Certain Agreements. A list of the following
described types of Contracts or documents: (A) dealership, distributorship, sales representative or similar Contracts; (B) license, royalty or similar Contracts; (C) service or maintenance; (D) protective services or security; (E) railroad track or spur track; and (F) commission or other contingent Contracts pursuant to which the Seller's obligation to make payments is in excess of $1,000 per year, or pursuant to which the Seller's obligation to make contingent payments is dependent upon sales, revenues, income, success or other performance standard;

                           (v)      Other Financial Obligations. A list of any
other Contracts which would require the Seller to pay or expend, after the Closing, more than $1,000 in any single instance or $5,000 in the aggregate of all such instances with the same or related Persons;

                           (vi)     Personnel. A list of: (A) all officers,
directors or managers of the Seller; (B) the names and current annual salary rates (and bonus, incentive or commission arrangements) of all present employees and agents of the Seller; (C) all loans made by the Seller to its employees and a statement of the terms thereof; (D) a list of all the Seller's employees who are currently laid-off or on parental, disability or other leave; (E) a list of all retired employees, directors or managers of the Seller, or their dependents, who have received or are scheduled to receive benefits from the Seller and a description of the type and amount of all such benefits; and (F) all promises, commitments or goals (including a description thereof) concerning job creation or job maintenance made or adopted by the Seller or Mateski Properties;

                           (vii)    Employment Contracts. A list of all
employment, consulting or deferred compensation commitments;

                           (viii)   Accrued Vacation, Personal Days' or Sick
Days' Pay. A list of all employees who are expected, as of the Closing Date, to have earned but unused vacation, personal days or sick days (or earned but unused pay in lieu thereof), together with an estimate of the dollar amount thereof;

                           (ix)     Loans, Notes and Borrowing Agreements. A
list of each written or oral (i) loan, note payable, credit or borrowing arrangement or Contract; (ii) Contract by which the Seller or Mateski Properties has guaranteed, indemnified, agreed to act or suretor or otherwise became liable or contingently liable for the debt of another; and (iii) commitment by which the Shareholders or Members have guaranteed or become contingently liable for any Assumed Liability or Assumed Mateski Properties Obligations described in
Section 2.1(b) and Section 2.2, respectively.

                           (x)      Bank or Escrow Accounts. The name of each
bank or savings and loan association, or commodities or securities firm, in which the Seller or Mateski Properties has an account, escrow account or safe deposit box, the numbers of each such account or box, the purpose(s) for such account or box, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks, enter boxes, sell or buy securities, or otherwise act on behalf of the Seller or Mateski Properties in any dealings with such banks or savings and loan association, commodities or securities firm;

                           (xi)     Capital Expenditures. A list of all
outstanding written or oral commitments by the Seller or Mateski Properties to make a capital expenditure, capital addition or capital improvement;

                           (xii)    Non-Compete Covenants. A list of any written
or oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of the Seller or Business, or binding upon or against the Seller or Business;

                           (xiii)   Powers of Attorney. The names of all persons
holding powers of attorney from the Seller or Mateski Properties and a summary statement of the terms thereof;

                           (xiv)    Bonds. A list of performance, bid or
completion bonds, or letters of credit;

                           (xv)     Discounts. A list of any Contract,
arrangement or program pursuant to which the Seller or Mateski Properties has offered, promised or made available to its customers any volume discount, rebate, credit or other allowance from the contract proposal price;

                           (xvi)    Non-Ordinary Course Agreements. A list and
description of any Contract, or arrangement binding upon the Seller or Mateski Properties and which was made or entered into other than in the Ordinary Course, other than this Agreement or the Settlement Agreement; and

                           (xvii)   Unemployment Account Balance. The Seller's
unemployment account balance with the State of Minnesota as of January 17, 2002, the Seller's current unemployment compensation payroll tax rate with the State of Minnesota and any anticipated increase to such tax rate.

                  (b) Accurate and complete copies of each Contract or document (as amended to date) described in this Section previously have been furnished to the Buyer or are attached to the DISCLOSURE SCHEDULE.

         4.18 Litigation. Except as set forth on the DISCLOSURE SCHEDULE, there is not now, and there has not been since January 1, 1998, any litigation, claim, proceeding or investigation pending, or, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, threatened against or relating to the Seller, Mateski Properties, the Purchased Assets, Mateski Properties Purchased Assets, the Business, or the transactions contemplated hereby. The DISCLOSURE SCHEDULE discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto), a description of the nature of the action or claim, and an estimate of the maximum liability in the event of an adverse result. Except as so described, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, no state of facts or circumstances exists which reasonably could be expected to ripen into litigation, proceeding or investigation or adversely affect the Purchased Assets, Mateski Properties Purchased Assets, the Business, its prospects, or the transactions contemplated hereby. Except as described on the DISCLOSURE SCHEDULE, there is no outstanding Order to which the Seller, Mateski Properties, Shareholders or Members is a party or subject and which adversely affects or may reasonably be expected to affect the Purchased Assets, Mateski Properties Purchased Assets, Business, its prospects, or the transactions contemplated hereby.

         4.19 Compliance With Laws, Licenses or Orders. The ownership and use of the Purchased Assets and Mateski Properties Purchased Assets, and conduct of the Business do not violate and have not violated since January 1, 1998, nor is the Seller or Mateski Properties in violation or Breach under, any Law, License or Order; and Buyer will not incur any liability or obligation after the Closing as a result of any violation or default of any Law, License or Order existing at the Closing or arising or accruing thereafter but based upon events or occurrences extant at the Closing (including, but not limited to, Seller's or Mateski Properties' failure to obtain a License required by Law).

         4.20     Environmental Compliance.

                  (a) No Violations. Except as set forth on the DISCLOSURE SCHEDULE, neither the Seller or Mateski Properties, nor their respective operations or businesses, has ever violated or been threatened with or received a notice, directive, violation report or charge asserting any violation of any Environmental Law.

                  (b) No Proceedings. Except as set forth on the DISCLOSURE SCHEDULE, no suit, proceeding or other administrative or legal action has ever been instituted against the Seller or Mateski Properties, by any federal, state or local governmental department or agency or any other person or entity concerning any Environmental Laws.

                  (c) Claims for Remediation. Except as set forth on the DISCLOSURE SCHEDULE, neither the Seller, Mateski Properties, Shareholders or Members has ever received from any federal, state or local governmental department or agency or any other person or entity any claim, demand, directive, Order or request to investigate, restore, repair, clean up or otherwise remediate, or to contribute to the costs of investigating, restoring, repairing, cleaning up or otherwise remediating the Real Property.

                  (d)      Compliance. Except as set forth on the DISCLOSURE
SCHEDULE: (i) the Seller and Mateski Properties are, and at all times in the past have been, in compliance with all Environmental Laws; (ii) the Seller and Mateski Properties have obtained all permits, authorizations, licenses, or approvals which are necessary or required under Environmental Laws in connection with the operation of their respective businesses, and the Seller and Mateski Properties are in compliance with such Licenses; (iii) no asbestos, urea formaldehyde or polychlorinated biphenyls are present on, at, in or under the Real Property; and (iv) none of the assets or operations of the Seller or Mateski Properties is required to be upgraded, modified, or replaced in order to be in compliance with Environmental Laws.

                  (e)      No Releases. Except as set forth on the DISCLOSURE
SCHEDULE: (i) neither the Seller nor Mateski Properties has disposed of, spilled, discharged, released or otherwise placed any Environmental Materials, on, at, in or under the Real Property; (ii) to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, no third party has disposed of, spilled, discharged, released or otherwise placed any Environmental Materials on, at, in or under the Real Property or any real property adjacent to the Real Property at any time during or prior to the Seller's or Mateski Properties' operation or ownership of such Real Property; and (iii) other than the information provided in (i) and (ii), there has been no release, discharge, leakage, seepage or migration of any Environmental Materials from any aboveground or underground storage tank or any other structure currently or previously located on, at, in or under the Real Property.

                  (f)      Certain Uses. Except as set forth on the DISCLOSURE
SCHEDULE: (i) no septic systems or wells exist on, at, in or under the Real Property; (ii) the Real Property has not been used as a landfill, dump site or any other use which involves the disposal of Environmental Materials on the Real Property in a manner which may subject the Seller or Mateski Properties to any claim for investigation, remediation or damages, and (iii) except with respect to the storage, use, generation, handling or removal from the Real Property of Environmental Materials in the Ordinary Course and in compliance with all Environmental Laws, no Environmental Materials are currently located at or ever have been used, generated, treated, stored, disposed of, handled on or removed from the Real Property.

                  (g) Storage Tanks. Except as set forth on the DISCLOSURE SCHEDULE, no aboveground or underground storage tanks have ever been located on, at, in or under the Real Property.

                  (h)      List of Reports and Disposal Sites. The DISCLOSURE
SCHEDULE includes a list of: (i) all environmental investigative reports, studies or assessments (including, but not limited to, Phase I and Phase II assessments), compliance audits, laboratory analytical data, technical reviews, or the like with respect to the Seller or Mateski Properties, the Real Property, the Business or any of the Seller's or Mateski Properties' assets, copies of which are attached hereto; (ii) all past and present locations where Environmental Materials, which currently are or have been controlled by the Seller or Mateski Properties have been sent, spilled, released, discharged or disposed; and (iii) all correspondence, memoranda, electronic information or other documentation regarding the environmental condition of the Real Property, or any real property in the nearby vicinity of the Real Property.

                  (i) Assumption of Liability; Prior Real Property Sales. Except as set forth on the DISCLOSURE SCHEDULE, neither the Seller nor Mateski Properties has assumed, either contractually or by operation of law, any liability of any person or entity under any Environmental Laws or, in connection with the prior sale of any Real Property previously owned by the Seller or Mateski Properties, or otherwise made any representations or warranties, or given any indemnities to any third Person, concerning or in connection with the sale of such Real Property.

         4.21 Contingent and Undisclosed Liabilities. Neither the Seller nor Mateski Properties has any Liabilities, nor is either subject to the imposition of any valid claim by any third Person or Governmental Authority arising from the conduct of the Business or the ownership or use of their respective properties, whether such Liabilities are now known or unknown, fixed or contingent, of any nature whatsoever, except: (i) those fully reflected or reserved against on the Latest Balance

Sheets, or (ii) those fully disclosed on the DISCLOSURE SCHEDULE, or (iii) those contractual and tax liabilities which have arisen in the Ordinary Course from the respective Latest Balance Sheet Dates of the Seller and Mateski Properties through the date hereof and which are not, singly or in the aggregate, materially adverse to the Seller or Mateski Properties. Neither the Seller nor Mateski Properties is obligated, as primary obligor, guarantor or otherwise, to the United States Small Business Administration.

         4.22 Taxes. The Seller and Mateski Properties have filed all tax returns and reports required to be filed by them, including without limitation returns for all applicable federal, state and local income, franchise, sales, use, property, employment excise and other taxes, and such returns are accurate, complete and correct. The Seller and Mateski Properties (or, with respect to Mateski Properties, the Members) have paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by them, and there are no other taxes, interest or penalties payable on account of the Seller's or Mateski Properties' operations or properties except: (i) as are reflected or reserved against on the Latest Balance Sheets; or (ii) for taxes arising from the conduct of the Seller's or Mateski Properties' Business and ownership of their respective properties for and during periods subsequent to the respective Latest Balance Sheet Dates of the Seller and Mateski Properties which are not yet due and for which the Seller and Mateski Properties have made adequate reserves in their respective books and records of account. The DISCLOSURE SCHEDULE lists the dates as of and for which the federal and state corporate income/franchise and sales/use tax returns of the Seller were audited and closed and lists the jurisdictions in which the Seller files or is required to file any such tax return. There is no tax audit or examination now pending or, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, threatened with respect to the Seller or Mateski Properties or their respective businesses or assets. No correspondence has been received by the Seller, Mateski Properties, Shareholders or Members from any state taxing jurisdiction requesting information concerning the extent of the Seller's or Mateski Properties' nexus with such jurisdiction or asserting that the Seller or Mateski Properties has such nexus so as to impose such jurisdiction's taxing authority on the Seller or Mateski Properties, and the Seller and Mateski Properties do not have nexus with any jurisdiction in which it does not currently file tax returns which would allow such jurisdiction to impose its taxing authority. All taxes and assessments which the Seller or Mateski Properties was or is required by Law to withhold or collect have been and are being withheld or collected by it and have been paid over to the proper Governmental Authorities or, if not yet due, are being held by the Seller or Mateski Properties for such payment. The Seller has not waived or extended any applicable statute of limitations relating to the assessment of any tax.

         4.23 Labor Contracts. Except as set forth on the DISCLOSURE SCHEDULE, the Seller is not (and never has been) a party to any collective bargaining agreement or bound to any other agreement with a labor union. Mateski Properties has (and never had) any employees. To the Knowledge of the Seller, Mateski Properties, Shareholders and Members, the labor relations of the Seller are satisfactory in that there has not been since January 1, 1998 any strike, walkout or work stoppage; nor, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, is any such action threatened. There are no proceedings pending for certification or representation before the National Labor Relations Board nor, to the Knowledge of the Seller or the Shareholders, has there been any attempt since January 1, 1998 to organize the employees of the Seller into a collective bargaining unit. There is no investigation pending, nor is there any uncorrected or unresolved citation, complaint or charge issued, by any agency responsible for administering or enforcing Laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, is any such proceeding threatened.

         4.24 Performance of Contracts. Except as set forth on the DISCLOSURE SCHEDULE, neither the Seller nor Mateski Properties is in Breach under any Contract to which it is a party or by which it is bound, and there is no material oral modification or past practice inconsistent with the terms of any Contract. All of such Contracts are currently in full force and effect. To the Knowledge of the Seller, Mateski Properties, Shareholders and Members, the other parties to such Contracts have complied with their obligations thereunder and are not in Breach thereof. Except as set forth on the DISCLOSURE SCHEDULE, the Seller and Mateski Properties fully have performed each such term, condition and covenant of each such Contract required to be performed by them. Except as set forth on the DISCLOSURE SCHEDULE, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, no state of facts exists which, with the giving of notice or the passing of time, or both, may give rise to any Breach under any such Contract or permit the Seller, Mateski Properties or the other parties to any such Contract to declare a Breach of, accelerate the maturity or performance of, or otherwise cancel or terminate any such Contract. Neither the Seller nor Mateski Properties has received any notice regarding any actual, alleged or potential Breach of any such Contract. Theodore A. Mateski has, or simultaneously with the Closing hereof shall have, paid LHDL the sum of $25,000 required under the Settlement Agreement to be paid by him.

         4.25     Employee Benefit Plans.

                  (a) General. The DISCLOSURE SCHEDULE sets forth a true and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each other employee benefit plan (including without limitation those providing any stock option, stock purchase, stock appreciation right, bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation, holiday and/or sick pay, tuition reimbursement, executive perquisite or other employee benefits) maintained or contributed to, or required to be contributed to, by the Seller or Mateski Properties for the benefit of any officers or employees, current or former, of the Seller or Mateski Properties, whether on an active or frozen basis (all the foregoing being herein called "BENEFIT PLANS"). Neither the Seller nor Mateski Properties have any formal plan or commitment to create any additional plan or modify or change any existing Benefit Plan. True, complete and correct copies of the following have been previously delivered to the Buyer: (i) each Benefit Plan including any amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof); (ii) the most recent annual report (Form 5500 series) filed with the IRS with respect to each Benefit Plan (if any such report was required); (iii) each trust agreement or other funding arrangement relating to any Benefit Plan;
(iv) the most recent summary plan description together with each subsequent summary of material modifications required under ERISA with respect to each such Benefit Plan, and all material employee communications relating to each such Benefit Plan; and (v) all currently effective IRS rulings or determination letters relating to any Benefit Plan.

                  (b) Administration. Each Benefit Plan has been administered in all respects in accordance with its terms. All of the Benefit Plans and the Seller and Mateski Properties are in compliance in all respects with the applicable provisions of ERISA, the Code and any other Laws. There are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability.

                  (c) Contributions; Funding. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and applicable law have been timely made. None of the Benefit Plans is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

                  (d) Prohibited Transactions. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan and which could subject any employees of the Seller or Mateski Properties, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions and penalties imposed on prohibited transactions under Title I of ERISA.

                  (e) PBGC. None of the Benefit Plans is subject to Title IV of ERISA. No facts exist which might give rise to any liability of the Seller under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against the Seller or Mateski Properties by the Pension Benefit Guaranty Corporation with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) ever maintained or contributed to by the Seller or Mateski Properties at any time (a "Pension Plan"). For purposes of the preceding sentence and Subsection (i) of this Section, the term "Seller" shall also include any entity which is under common control or affiliated with the Seller, within the meaning of Section 4001(b)(1) of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code, and the rules and regulations promulgated thereunder.

                  (f) Certain Matters. Except as set forth on the DISCLOSURE SCHEDULE, the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting (except as provided in Section 6.20(b) hereof) or increase in benefits with respect to any employee, former employee, officer or director of the Seller or Mateski Properties. No payment which will be or may be made by the Seller to any employee, former employee, director or agent thereof will or may be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code.

                  (g) Post-Retirement Benefits. No Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Seller or Mateski Properties beyond their retirement or other termination of service other than (i) coverage mandated by applicable law; (ii) death benefits or retirement benefits under any Pension Plan; or (iii) deferred compensation obligations to Donald Kallunki pursuant to that certain Executive Salary Continuation Agreement, dated January 17, 1992, by and between the Seller and Mr. Kallunki.

                  (h) COBRA. Each "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by the Seller or Mateski Properties that covers or has covered any employees of the Seller or Mateski Properties has been administered in compliance with the continuation coverage requirements initially enacted as a part of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as formerly provided under Section 162(k) of the Code and as currently provided under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and any applicable regulations promulgated or proposed under either of those laws.

                  (i) Multiemployer Plans. At no time has the Seller or Mateski Properties been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit Plan which is a multiemployer plan as defined in ERISA Section 3(37).

                  (j) Family and Medical Leave. No employees of the Seller are inactive or are on a leave of absence covered by the Family and Medical Leave Act of 1993, P.L. 103-3.

         4.26     Products Liability; Warranties.

                  (a)      Except as otherwise set forth on the DISCLOSURE
SCHEDULE: (i) there exists no defect in the design or manufacture of any product designed, manufactured or sold by the Seller or any predecessor in interest to the Seller; (ii) there exists no pending or, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, threatened claims for personal injury, property damage or other damage caused by any product manufactured, distributed or sold (or alleged to have been manufactured, distributed or sold by the Seller or any predecessor in interest to the Seller ("PRODUCTS LIABILITY")); and (iii) to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. The Seller is insured, and has been insured continuously since at least March 29, 1992 against Product Liabilities, in accordance with the insurance policies identified on the DISCLOSURE SCHEDULE (including a statement of the name of the insurer, the type of policy [i.e., a "claims made" or "occurrence" policy], the amounts of coverage and the applicable deductible limits).

                  (b) The DISCLOSURE SCHEDULE sets forth the material terms and conditions of all (i) standard one-year, (ii) extended four-year and (iii) other product warranties in effect (whether in accordance with their original terms or as extended as a result of negotiations or compromise of disputes with customers) under which the Seller may have liability after the Closing. Except as set forth on the DISCLOSURE SCHEDULE, all product warranties given by the Seller in connection with the Business: (A) limit the remedy available to Seller's customers to the repair and replacement of the warranted goods by the Seller, or alternatively, a refund of the sales price of such goods to the customer; (B) expressly disclaim for all other damages, including incidental, consequential or special damages; and (C) expressly disclaim all other warranties not expressly stated therein, whether express or implied, including warranties of merchantability, fitness for a particular purpose, performance or otherwise. All such limitations of liability and damages and disclaimers of other warranties are valid, legal and enforceable.

         4.27 Changes in Financial Position. Since September 1, 2001, the Business has been conducted in the Ordinary Course, and except as described on the DISCLOSURE SCHEDULE, there has not been:

                  (a) Adverse Changes. Any material and adverse change in the Business, Purchased Assets, Mateski Properties Purchased Assets, condition (financial or otherwise) or prospects of the Seller or Mateski Properties;

                  (b) Business or Property Damage. Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Business, Purchased Assets or Mateski Properties Purchased Assets; or

                  (c) Extraordinary Events. Any transaction outside the Ordinary Course of the Seller or Mateski Properties.

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

         4.28 Events Subsequent to September 1, 2001. Neither the Seller nor Mateski Properties has, except as described on the DISCLOSURE SCHEDULE, since September 1, 2001:

                  (a) Incurred Liabilities. Incurred any obligation or liability (absolute, contingent, accrued or otherwise), or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the Ordinary Course;

                  (b) Discharged Debt. Discharged or satisfied any Encumbrance, or paid or satisfied any Liability other than (i) Liabilities shown or reflected on the Seller's December 31, 2000 balance sheet included within the Financial Statements or (ii) contractual or tax Liabilities incurred since the date thereof in the Ordinary Course;

                  (c) Reserves. Increased or established any reserve for taxes or bad accounts or any other liability on its books or otherwise provided therefor;

                  (d) Encumbrances. Mortgaged, pledged or subjected to any Encumbrance any of their assets;

                  (e) Disposition of Assets. Sold or transferred any of their assets, or canceled any debts or claims or waived any rights, except sales of inventory by the Seller in the Ordinary Course;

                  (f) Dividends. Made any declaration, setting aside or payment to the Shareholders or Members of any dividend or other distributions with respect to the Seller's capital stock or Mateski Properties' membership interests, or agreed to take any such action;

                  (g) Stock Issuance. Issued or authorized any stock, membership interests, bonds, debentures, options, warrants or other securities;

                  (h) Working Capital. Accelerated the collection of Receivables, deferred the payment of its accounts payable or accrued expenses or taken any other action outside the Ordinary Course which has or may decrease the working capital of the Seller;

                  (i) Accounting Procedure. Changed or modified its accounting methods or practices;

                  (j) Settle Litigation. Settled, or agreed to settle, any litigation, arbitration or other proceeding, pending or threatened (other than the Settlement Agreement); or

                  (k) Warranties. Given any product warranty to any customer other than the standard one- and four-year warranties described in
Section 4.26(b).

                  (l) Certain Agreements. Agreed, orally or in writing, to do any of the foregoing.

         4.29 Customers and Suppliers. The DISCLOSURE SCHEDULE lists, in descending order, the ten (10) customers of the Seller accounting for the largest annual sales revenue in the Seller's fiscal year ending December 31, 2000 and during the 11-month period ending November 30, 2001, and the ten (10) suppliers of raw materials or supplies accounting for the largest annual expense to the Seller. None of the Seller, Mateski Properties, Shareholders or Members has received notice since January 1, 2001, nor do any of them have any Knowledge, that (a) any customer of the Seller or

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

(b) any supplier to the Seller (if such supplier could not be replaced by the Seller with no material adverse effect to it), has terminated, curtailed, reduced, deferred, delayed or otherwise adversely impacted its business relations with the Seller or will take any such actions after the Closing.

         4.30 Brokerage. None of the Seller, Mateski Properties, Shareholders or Members has incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

         4.31 Related Person Transactions. Except (i) as described on the DISCLOSURE SCHEDULE, (ii) the lease of the Real Estate by Mateski Properties to the Seller, described in Section 4.9, (iii) a loan of $50,000 by Mateski Properties to the Seller and (iv) an advance of $32,718.46 from Mateski Properties to the Seller, the Seller: (a) has not had any financial transactions or arrangements (other than payment of regular salary for bona fide services actually rendered by Related Persons who are employees) with any Related Person since January 1, 2000, and (b) does not have and will not have any present or future obligation to enter into any transaction or arrangement with any Related Person. Except as described on the DISCLOSURE SCHEDULE, to the Knowledge of the Seller, Mateski Properties, Shareholders and Members, no Related Person owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer having business dealings with the Seller, nor does any Related Person own any assets or properties which are used in the Business, other than Mateski Properties' ownership of the Real Estate.

         4.32 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information given to the Buyer by or on behalf of the Seller, Mateski Properties, Shareholders or Members or disclosed on the DISCLOSURE SCHEDULE, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

         4.33 Disclosure. None of the Seller, Mateski Properties, Shareholders and Members has any Knowledge of any fact that has specific application to the Seller or its Business (other than general economic conditions affecting the Seller's industry as a whole) that may materially adversely affect the Purchased Assets, Mateski Properties Purchased Assets, the Business or its prospects that has not been set forth in this Agreement or the DISCLOSURE SCHEDULE.

                                    ARTICLE V

                          REPRESENTATIONS OF THE BUYER

         In order to induce the Seller, Mateski Properties, Shareholders and Members to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller, Mateski Properties and Members, each of which shall be deemed to be independently material and relied upon by the Seller, Mateski Properties and Members, regardless of any investigation made by, or information known to, the Seller, Mateski Properties or Members.

         5.1 Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin.

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

         5.2 Enforceability; Conflicting Obligations. This Agreement and all other agreements of the Buyer contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Buyer enforceable against it in accordance with their terms. The execution and delivery of this Agreement do not, and the consummation of the purchase of the Purchased Assets and Mateski Properties Purchased Assets will not, conflict with or violate any provision of the articles of incorporation or bylaws of the Buyer, nor any provisions of, or result in the acceleration of, any obligation of the Buyer.

         5.3 Authorization. The Buyer has all necessary power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Buyer of its obligations contained herein, have been duly approved by the Buyer's Board of Directors.

         5.4 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finders or similar fee in connection with the transactions contemplated by this Agreement.

         5.5 Litigation. There is no litigation, proceeding or governmental investigation pending, or to the Buyer's knowledge, threatened against or relating to the transactions contemplated herein.

         5.6 Default. No "Class A Default" or "Class B Default" (as such terms are defined in the Subordination Agreement) has occurred and is currently continuing.

                                   ARTICLE VI

                                    COVENANTS

         The Seller, Mateski Properties, Shareholders and Members covenant and agree with the Buyer as follows:

         6.1 Access. From the date hereof and until the Closing Date, the Buyer and its authorized officers, agents and representatives shall have reasonable access during normal business hours to all properties, books, records, contracts, tax returns and documents of the Seller and Mateski Properties; provided, however, that the Buyer shall inform the Seller of its intention to seek access and the matters sought to be reviewed at least twenty-four (24) hours in advance and, further, that the access requested shall not interfere unreasonably with the business, properties or operations of the Seller. The Seller, Mateski Properties, Shareholders and Members shall cooperate with the Buyer by using their best efforts to cause the Seller's major customers and suppliers to meet with and respond to all questions posed by the Buyer concerning the Seller and promptly responding to, and causing the Seller's officers and employees, and the Members, promptly to respond to, all questions posed by the Buyer concerning the Seller, Mateski Properties, their respective businesses, properties, condition (financial or otherwise) or prospects.

         6.2 Operation of Business. From the date hereof and until the Closing Date, without the express prior written consent of the Buyer, neither the Seller nor Mateski Properties shall not take any action or permit the occurrence of any matter described in Section 4.28(a)-(l) which, if such action or occurrence had occurred between September 1, 2001 and the date hereof, would be required to be disclosed on the DISCLOSURE SCHEDULE.

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

         6.3 Preservation of Business. From the date hereof and until the Closing Date, the Seller, Mateski Properties, Shareholders and Members shall carry on the Business diligently and substantially in the Ordinary Course consistent with past practice and shall use their best efforts to keep the Seller's business organization intact, including its present relationships with employees, suppliers and customers and others having business relations with it. The Seller shall maintain at all times in inventory quantities of raw materials, finished goods, spare parts and other supplies and materials sufficient to allow the Buyer to continue to operate the Business, after the Closing Date, free from any shortage of such items.

         6.4 Insurance and Maintenance of Property. From the date hereof and until the Closing Date, the Seller and Mateski Properties shall cause all property owned or leased by them (including the Real Estate) to be insured against all ordinary insurable risks and shall maintain in effect all the Insurance, and shall operate, maintain and repair all of their respective properties in a manner consistent with past practice.

         6.5 Compliance with Laws. From the date hereof and until the Closing Date, the Seller and Mateski Properties shall comply with all applicable Laws and Orders applicable to, or binding upon, them or their respective business or properties.

         6.6 Title Insurance. At least ten (10) days prior to the Closing, Mateski Properties shall obtain an ALTA commitment (the "Commitment") to issue a Form B ALTA Owner's Policy (10/17/92) owner's policy on the Real Estate. Such Commitment shall be issued by a title company reasonably satisfactory to the Buyer (the "Title Company"); be in the amount of $3,100,000; name the Buyer and/or its lenders as the proposed insured; contain no exceptions except for the Permitted Encumbrances and standard exceptions to be deleted by endorsement at or prior to the Closing; and have an effective date not earlier than the date of this Agreement. The Commitment shall include the following endorsements at Mateski Properties' cost and in form and substance reasonably satisfactory to the Buyer: an access endorsement ensuring that all of the real estate has direct access to a publicly dedicated and public street; and ALTA form 3.1 zoning endorsement ensuring that the real estate is zoned for its present uses; an ALTA form of comprehensive endorsement; and such other endorsements as the Buyer may reasonably request after its review of the Commitment. Included with the Commitment shall be complete and legible copies of all documents referenced therein. At the Closing, Mateski Properties shall provide to the Buyer all certificates and affidavits as may be required to delete all exceptions to title (including standard exceptions, but excluding Permitted Encumbrances) and extend the effective date of the Commitment to a date as close to the Closing Date as may be practical, and shall cause the Title Company to ensure over any gap risk. At or prior to the Closing, Mateski Properties shall pay the cost of the premium for the title insurance policy, charges for special assessment and other reports ordered in connection therewith, all amendments and endorsements of the Commitment and gap coverage.

         6.7 Survey. At least ten (10) days prior to the Closing, Mateski Properties shall cause to have delivered to the Buyer a survey of the Real Estate prepared by a civil engineer or licensed surveyor no sooner than sixty
(60) days prior to the Closing Date, or, if prepared prior to such time period, a certification of such previously prepared survey as shall be acceptable to the Title Company and adequate to cause the Title Company to delete all matters relating to survey exceptions contained in the Commitment or the policy. The survey shall meet the Minimum Standard Detail Requirements for a Class A Urban ALTA/ACSM Land Title survey, as most recently jointly adopted by ALTA/ACSM. Such survey shall set forth a legal description of the Real Estate, which shall be the same as the legal description set forth in the Commitment, shall delineate the boundaries of all of such real estate, showing all adjoining rights of way, water courses, drains, sewers, streets and roads, exits and entrances, utilities, building and structure

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

locations and dimensions, fences, set-back lines, restrictions, encroachments, rights of way, easements and other similar matters and setting forth the exact acreage with courses and distances so as to permit a description of the real estate and of any other items noted on the survey and shall contain a certification that the survey correctly shows the location of all buildings, structures and other improvements, including foundations and buildings in course of construction, situated on the real estate, and that, except as shown, there are no visible easements or rights of way across the real estate, no visible encroachments on the real estate by improvements on adjoining premises and no visible encroachments by improvements on the real estate on adjoining premises. The survey shall be in such form and content as shall permit the Title Company to eliminate all exceptions in the Commitment and the policy and title insurance issued pursuant thereto which relate to matters of survey. The survey shall be certified to the Buyer and the Title Company. The cost of the survey shall be borne by Mateski Properties.

         6.8 Fulfill Conditions. The Seller, Mateski Properties, Shareholders and Members shall use their best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article VIII hereof.

         6.9 Employees. The Seller shall terminate the employment of all of its employees as of the Closing Date. The Seller authorizes the Buyer to hire, on or after the Closing Date, such employees of the Seller employed on the date of execution of this Agreement as the Buyer may determine. Any employees of the Seller who are actually hired by the Buyer as of the Closing Date shall hereinafter be referred to as the "HIRED EMPLOYEES."

         6.10 Release of Security Interests. The Seller shall on or prior to the Closing Date deliver to the Buyer such documents as are necessary to terminate and release all Encumbrances (including, without limitation, the security interest of LHDL evidenced by UCC-1 No. 2317141, filed April 18, 2001 and the security interests of Excel Bank, evidenced by UCC-1 Nos. 2050965 and 2238573, filed July 7, 1998 and June 23, 2000, respectively) other than Permitted Encumbrances, which documents shall be in form and substance acceptable to the Buyer and shall include without limitation, all documents necessary to terminate of record any such security interest or encumbrance.

         6.11 Change of Corporate Name. The Seller and the Shareholders agree to take all action that is necessary to authorize the amendment of the Seller's articles of incorporation to change the corporate name of the Seller to a name which does not include the words "Systematic" or "Refrigeration." At or prior to the Closing, the Seller and the Shareholders shall deliver to the Buyer duly executed Articles of Amendment and such other documents as are necessary to so change the Seller's corporate name, plus a check or checks made payable to the applicable Minnesota Governmental Authorities in the amount of the filing fees for such documents, which documents the Buyer shall have the right to file on behalf of the Seller.

         6.12 Documents of Transfer. On the Closing Date, the Seller and Mateski Properties shall duly execute and deliver to the Buyer (i) an Assignment and Bill of Sale in respective forms and substance as EXHIBIT C-1 and EXHIBIT C-2 attached hereto, (ii) certificates of title sufficiently endorsed to transfer the Vehicles to the Buyer and (iii) a Warranty Deed in form and substance as EXHIBIT D attached hereto, together with an executed Minnesota Certificate of Real Estate Value. All transfer fees or taxes shall be paid by the Seller and/or Mateski Properties, as applicable, at the Closing. In addition, the Seller shall execute and deliver to the Buyer at the Closing, in form and substance reasonably satisfactory to counsel for the Buyer, assignments assigning to the Buyer any of the following that the Buyer may designate:

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

                  (a) All intellectual property rights, including trademarks, trade names, slogans, patents, inventions, patent applications, copyrights and copyright applications;

                  (b)      All Contracts;

                  (c)      All assignable insurance policies then in effect; and

                  (d)      All assignable Licenses.

         6.13 Employment Agreement. At the Closing, Theodore A. Mateski shall execute and deliver to the Buyer the Employment Agreement.

         6.14 Other Deliveries. On the Closing Date, the Seller shall deliver to the Buyer the following:

                  (a) The resolutions of the Seller's shareholders and Board of Directors and Mateski Properties' members and Board of Governors authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the secretary or the president of the Seller and the Managing Member of Mateski Properties, respectively;

                  (b) All consents for the assignment of Contracts and Licenses, which are necessary in order for said Contracts and Licenses to be assigned to the Buyer upon their present terms and the Seller and/or Mateski Properties shall pay all fees, charges and other costs that are required or imposed in connection with obtaining any such consent;

                  (c) An affidavit that the Seller and Mateski Properties are not a "foreign person" within the meaning of
                           Section 1445 of the Code, and stating the Seller's and Mateski Properties' federal taxpayer identification number, in form and substance acceptable to counsel for the Buyer; and

                  (d) All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

         6.15 Collection of the Receivables. The Buyer shall have full power and authority to collect for its account all Receivables, and to endorse, without recourse to the Seller, in the name of the Seller, any checks or other instruments of payment received on account of payment of any such Receivables; provided, further, that if the Seller receives any payment on account of any such Receivables, the Seller shall transfer and deliver such payment (endorsed where necessary) to the Buyer, promptly after receipt.

         6.16 Transfer Taxes. The Seller or Mateski Properties shall pay all sales, mortgage and other transfer taxes (including any assessed in connection with the conveyance of the Real Estate) resulting from the transactions contemplated by this Agreement.

         6.17 Certificates of Existence and Good Standing. At the Closing, the Seller and Mateski Properties shall deliver to the Buyer current good standing certificates relative to the Seller and Mateski Properties certified not more than 10 days prior to the Closing by the Minnesota Secretary of State.

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

         6.18 Updated Disclosure; Notice. Promptly from time to time after the date hereof and until the Closing Date, the Seller, Mateski Properties, Shareholders and Members shall inform the Buyer in writing of all information, events, actions or omissions which (i) if this Agreement were signed on the Closing Date, would be required to be disclosed on the DISCLOSURE SCHEDULE in order to make the Seller's, Mateski Properties', Shareholders' and Members' representations and warranties contained herein true and not misleading, (ii) causes or constitutes a Breach of any such representation or warranty contained in Article IV, or would constitute a Breach of any representation or warranty if again made at the time the fact or condition arises; (iii) constitutes a Breach of any covenant contained in Article VI; and (iv) makes the satisfaction of the conditions contained in Article VIII impossible or unlikely. The delivery of any such notice shall not absolve the Sellers, Mateski Properties, Shareholders and Members from liability for Breach of any representation or warranty which was untrue when made.

         6.19     Restrictions.

                  (a) Seller's Dissolution and Distributions. The Seller shall not dissolve, or make any distribution or other payment to its shareholders or Related Persons to such shareholders of the proceeds received by it pursuant to this Agreement (including, without limitation, the Contingent Amount), until the later to occur of (i) the Seller's payment, or adequate provision for the payment, of all of its Liabilities (other than the Assumed Liabilities) or (ii) one year after final determination and payment to the Seller of the Contingent Amount.

                  (b) To insure continued compliance with the capital expenditure limitations set forth in Section 144 of the Internal Revenue Code of 1986, as amended, (the "Code"), for the period commencing on the closing date through April 11, 2003, neither the Seller, or Mateski Properties, nor any other principal user of the Bond-financed facilities and equipment located in Ramsey, Minnesota, or any "related person" (as defined in Section 144(a)(3) of the Code shall pay or incur capital expenditures in the City of Ramsey, Minnesota without prior consultation and consent of the Buyer.

6.20                                         The Seller's Benefit Plans.

                  (a)The Seller's Welfare Plans. Effective as of the end of the day immediately preceding the Closing Date, except as otherwise provided in this Section, Hired Employees shall cease to be covered by the Seller's Welfare Plans (as hereinafter defined). The Seller shall be responsible for all of the following claims incurred by Hired Employees under the Seller's Welfare Plans:
(i) under any medical, dental or health plans for any treatment or service actually rendered prior to the Closing Date (but not rendered thereafter) regardless of whether the service or treatment is part of an ongoing course of treatment that commenced prior to the Closing Date; (ii) under any life insurance plans or contracts with respect to deaths occurring prior to the Closing Date; and (iii) for any payments or benefits incurred prior to the Closing Date under any other Seller's Welfare Plan, except that the extent to which any such claims are payable shall be determined by the provisions of the applicable Seller's Welfare Plan. The Seller or Mateski Properties shall be responsible for providing all employees of the Seller or Mateski Properties whose employment is terminated and who are covered under a "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by the Seller or Mateski Properties (the "SELLER'S GROUP HEALTH PLAN"), and the qualified spouses and dependents of these employees, with continuation coverage under the Seller's Group Health Plan to the extent required by the provisions of COBRA, as amended, as currently set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the implementing regulations promulgated or proposed under either of those laws. The Buyer shall have no obligation to provide, nor any liability for, any benefits of any kind under

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

any of the Seller's Welfare Plans, including, but not limited to, any COBRA benefits under any group health plan of the Seller or Mateski Properties. For purposes of this Section, the "SELLER'S WELFARE PLANS" shall include each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) and each other Benefit Plan that is not an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                  (b) The Seller's 401(k) Plan. The Seller maintains the Systematic Refrigeration, Inc. Employee Savings & Retirement Plan (the "SELLER'S 401(k) PLAN"), a defined contribution profit-sharing plan with a cash or deferred arrangement that is intended to be qualified under Sections 401(a) and 401(k) of the Code. The Seller shall retain sponsorship of the Seller's 401(k) Plan after the Closing Date and neither the Buyer nor any plan maintained by the Buyer shall be entitled to any assets of the Seller's 401(k) Plan. The Buyer shall not assume any responsibility or liability for the Seller's 401(k) Plan, and the Seller and the Seller's 401(k) Plan shall remain solely and entirely responsible for satisfying any and all obligations and liabilities arising under the Seller's 401(k) Plan. The accrued benefits under the Seller's 401(k) Plan of all Hired Employees shall become 100% vested and non-forfeitable as of the Closing Date to the extent not already 100% vested and non-forfeitable and the Seller shall cause the Seller's 401(k) Plan to be amended, if necessary, to provide for such 100% vesting and nonforfeitability. The accrued benefits of the Hired Employees under the Seller's 401(k) Plan shall be distributed to the Hired Employees after the Closing Date in accordance with the terms of the Seller's 401(k) Plan and the applicable provisions of the Code.

         6.21     Confidentiality; Noncompetition.

                  (a) Confidential Information. The Seller, Mateski Properties, Shareholders and Members acknowledge that they possess information of a confidential nature relating, inter alia, to the operations, finances, business relationships and trade secrets of the Business and agree that, for a period of five (5) years following the Closing Date, other than as required in the course of their employment with the Buyer, none of them directly or indirectly shall use, publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of the Buyer, within the geographical area in which such use, publication or disclosure could harm the Business, any confidential information pertaining to the Business, including, without limitation, any information relating to existing or potential business, customers, suppliers, trade or industrial practices, finances, plans, costs, processes, product formulae, technical or engineering data, or trade secrets; provided, however, that the Seller, Mateski Properties, Shareholders and Members shall be prohibited from ever using, publishing, disclosing or authorizing anyone else to use, publish or disclose, any confidential information which constitutes a trade secret under applicable law. However, such restrictions shall not apply to any information which is generally known to the public through no fault of the Seller, Mateski Properties, Shareholders or Members or which is required by Law to be disclosed (provided, however, that before any such disclosure required to be made by Law, the disclosing Person shall inform the Buyer thereof, and shall cooperate with the Buyer in obtaining a protective, limiting or similar order restricting the scope or dissemination of such disclosed information).

                  (b) Noncompetition. For a five (5) year period following the Closing Date, none of the Seller, Mateski Properties, Shareholders or Members directly or indirectly (through Related Persons or otherwise) shall: (i) engage, as an employee, officer, director, partner, consultant, owner (other than a minority shareholder interest of not more than 1% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter), financier or in any other capacity, or assist any other person, firm or entity to engage in any activity (A) competitive to the Business as such Business is conducted on the Closing Date or as planned by the Seller to be conducted within one year of the Closing Date, in any

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

geographic area in which the Seller conducts the Business or promotes its products and services or in any geographic area wherein the Seller has made plans to enter within one year from the Closing Date; or (ii) solicit or accept the competitive business of any person, firm or entity which is or was a customer of the Business or of any prospective customer to whom the Seller made any proposal, sales effort or solicitation since January 1, 1999, with respect to products or services which compete with the Business.

                  (c) Non-Solicitation. For a period of five (5) years following the Closing Date, none of the Seller, Mateski Properties, Shareholders or Members shall directly or indirectly: (i) solicit, or assist another person, firm or entity to solicit, any employee, supplier or other person having business relations with the Business to terminate such employee's employment or terminate or curtail such supplier's or other Person's relationship with the Business; or (ii) hire, employ or retain, or solicit or assist another Person, firm or entity to hire, employ or retain, any employee of the Business.

                  (d) Referral. For a period of five (5) years following the Closing Date, if the Seller, Mateski Properties, Shareholders or Members receives any request or inquiry to provide the types of products and services of the type provided by the Business, such Person will promptly refer such request or inquiry to the Buyer. In no event shall the Seller, Mateski Properties, Shareholders or Members disparage the Buyer or the Business's reputation.

                  (e) Agreement on Fairness. The Seller, Mateski Properties, Shareholders and Members acknowledge that, with respect to the reasonableness of this noncompetition covenant: (i) in determining the consideration paid to the Seller and Mateski Properties for the Purchased Assets, Mateski Properties Purchased Assets and Business, the Buyer has valued the Purchased Assets, Mateski Properties Purchased Assets and Business in reliance upon the goodwill and earnings stream reasonably expected to be derived therefrom and, further, upon the absence of activities by the Seller, Mateski Properties, Shareholders and Members competitive to the Business and the absence of disclosure by such Persons of confidential information, which reliance and reasonable expectations would be unfairly frustrated if the Seller, Mateski Properties, Shareholders or Members failed to comply with the restrictions contained herein; (ii) the covenants contained in this Section 6.21 have been specifically bargained between the parties in the context of the contemplated transactions; (iii) the Seller, Mateski Properties, Shareholders and Members have obtained legal counsel to review this Agreement; (iv) the covenants made by and duties imposed upon them hereby are fair, reasonable and minimally necessary to protect the legitimate business interests and expectations of the Buyer, and such covenants and duties will not place an undue burden upon the Shareholders or Members in the event of the strict enforcement of the covenants contained herein; and (v) the economic benefits of the contemplated transactions directly and indirectly accruing to the Seller, Mateski Properties, Shareholders and Members constitute full, fair and adequate consideration to them in exchange for their execution of and compliance with this Agreement.

                  (f) Equitable Relief. The Seller, Mateski Properties, Shareholders and Members acknowledge that any Breach of this Section 6.21 will cause substantial and irreparable harm to the Buyer for which money damages would be an inadequate remedy. Accordingly, in addition to any other rights or remedies available at law, in equity or by statute, the Buyer shall in any such event be entitled, without the necessity of posting bond or other assurance, to obtain injunctive and other forms of equitable relief to prevent such Breach.

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

                  (g) Joint and Several Obligations. The covenants and representations of the Seller, Mateski Properties, Shareholders and Members contained in this Section 6.21 shall be their joint and several obligations.

                  (h) Extension of Time Periods. In the event of a Breach by the Seller, Mateski Properties, Shareholders or Members of any covenant set forth in this Section 6.21, the duration of such covenant shall be extended by the period of the duration of such Breach.

                  (i) Severability; Blue-Pencil. Each of the covenants contained herein is independent and divisible. If any arbitrator or court of competent jurisdiction determines that any particular provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect. If any provision of this Agreement is held to be invalid or unenforceable due to an excessively broad duration, activity or subject, such provision shall be construed by limiting or reducing it to such duration or scope as will render the remaining provision, as so construed, valid and enforceable.

         6.22 Termination of Lease. Mateski Properties and the Seller shall have executed, and at the Closing delivered a counterpart thereof to the Buyer, a termination of that certain Lease, dated April 1, 2000 by and between them, effective as of the Closing, and on terms acceptable to the Buyer (including, without limitation, a complete release by Mateski Properties in favor of the Seller with respect to any and all obligations of the Seller thereunder, other than the Seller's obligation to pay not more than $134,500 of any rent accrued but unpaid through the Closing).

         6.23 Agreement to Subordinate. At Closing, the Seller shall execute and deliver to the Buyer and Buyer's lender the Subordination Agreement (Contingent Amount) in the form attached hereto as EXHIBIT E ("SUBORDINATION AGREEMENT"). In the event that, subsequent to the Closing, the Buyer or Zero Zone, Inc. extends, amends (including, without limitation, any amendment increasing the amount of the senior indebtedness), modifies, refinances or replaces the senior debt described in the Subordination Agreement, whether in whole or part and with the senior lender named in such Subordination Agreement or with one or more different or other lenders, the Seller (together with any Person to whom the Seller has transferred or assigned any rights to the Contingent Amount), upon the request of the Buyer, shall execute any such other or further subordination, intercreditor or similar agreement as may be requested by the Buyer so as to subordinate the contingent Amount to the Buyer's or its Related Persons' (including Zero Zone, Inc.'s) indebtedness to its or their lenders, provided that no such subsequent subordination, intercreditor or similar agreement shall impose subordination terms or conditions upon the Seller as are materially more adverse to the interest of the Seller than those contained in the Subordination Agreement.

                                   ARTICLE VII

                             COVENANTS OF THE BUYER

         The Buyer covenants and agrees with the Seller as follows:

         7.1 Certified Resolutions. On the Closing Date, the Buyer shall deliver to the Seller a copy of the resolutions of the Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the performance by the Buyer of the transactions contemplated hereby, certified by the secretary or the president of the Buyer.

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

         7.2 Employment Agreement. On the Closing Date, the Buyer shall execute and deliver to Theodore A. Mateski the Employment Agreement.

         7.2 Fulfill Conditions. The Buyer shall use its best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article IX hereof.

         7.4      The Buyer's Benefit Plans.

                  (a) The Buyer's 401(k) Plan. Effective as of the Closing Date, the Buyer shall provide Hired Employees with coverage under a defined contribution profit-sharing plan with a cash or deferred arrangement that is intended to be qualified under Sections 401(a) and 401(k) of the Code (the "BUYER'S 401(k) PLAN"). The Buyer's 401(k) Plan shall provide credit to Hired Employees for all of their service with the Seller, solely for purposes of eligibility to participate and vesting, to the same extent such service would have been credited if the service had been performed for the Buyer. After the Closing Date, Buyer shall permit Hired Employees who are entitled and who elect to receive an "eligible rollover distribution" (as described in Section 402(f)(2)(A) of the Code) from the Seller's 401(k) Plan to direct that the eligible rollover distribution be transferred to the Buyer's 401(k) Plan in accordance with Section 402(c) of the Code and the Buyer shall cause the Buyer's 401(k) Plan to contain provisions permitting such transfers.

                  (b) The Buyer's Welfare Plans. The Buyer shall not assume or continue any of the Seller's Benefit Plans. Other than the Buyer's 401(k) Plan described in the preceding subsection of this Section, the Buyer shall provide Hired Employees, as of the Closing Date, with such employee benefit plans, programs, policies and arrangements (the "BUYER'S WELFARE PLANS") as the Buyer may determine. With respect to medical and other health-related benefits, the Buyer shall provide each Hired Employee (and each such Hired Employee's spouses and dependents) with immediate coverage as of the Closing Date under a "group health plan" (within the meaning of Section 5001(b) of the Code) maintained by the Buyer (the "BUYER'S GROUP HEALTH PLAN") that provides benefits and includes terms and conditions as determined by the Buyer, except that the Buyer shall waive any pre-existing condition exclusions or restrictions with respect to Hired Employees under the Buyer's Group Health Plan to the same extent as coverage is provided under the Seller's Group Health Plan. Each Hired Employee shall receive credit under the Buyer's Group Health Plan for all amounts paid by each Hired Employee in calendar year 2002 under the Seller's Group Health Plan for purposes of any applicable deductibles, co-payments or out-of-pocket maximums for calendar year 2002. The Buyer shall be solely responsible for providing Hired Employees with any continuation coverage (and shall have sole liability in respect of any failure to provide such continuation coverage) under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA resulting from any "qualifying event" occurring on or after the Closing Date. The Buyer shall grant full credit to Hired Employees under the Buyer's Welfare Plans that are not group health plans, for service with the Seller for purposes of (i) satisfying any and all eligibility and participation requirements under the Buyer's Welfare Plans and (ii) determining the amount and duration of any benefits under the Buyer's Welfare Plans to the extent that service or seniority is a consideration in calculating benefits but the Buyer shall not be required to credit any service that would result in a duplication of benefits. The Seller shall have no obligation to provide nor any liability for any benefits of any kind to Hired Employees under any of the Buyer's Welfare Plans, including but not limited to COBRA benefits under any group health plan of Buyer.

                  (c)Employment Terms and Benefits after the Closing Date. Nothing in this Section or Section 6.20 shall be construed to limit or restrict the Buyer in any way with respect to (i) the Buyer's conduct of the Business after the Closing Date; (ii) the Buyer's modification or change in

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

the terms of employment (including the termination of employment) of any Hired Employee; and (iii) the Buyer's modification, amendment or termination of any employee benefit plan maintained or contributed to by the Buyer, including but not limited to any of the Buyer's Welfare Plans.

                                  ARTICLE VIII

                    CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of each of the following express conditions precedent (any of which may be waived by the Buyer in whole or in part):

         8.1 Representation and Warranties. The representations and warranties in this Agreement made by the Seller, Mateski Properties and Members shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Buyer shall have been furnished a certificate signed by such Persons.

         8.2 Performance of Covenants and Obligations. The Seller, Mateski Properties, Shareholders and Members shall have performed and complied with all of their covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and the Buyer shall have been furnished a certificate signed by such Persons to that effect.

         8.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Buyer; and the Seller and Mateski Properties shall have made available to the Buyer for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transaction contemplated by this Agreement.

         8.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer shall have determined that there has been no material adverse change in the Business, the Purchased Assets, the Mateski Properties Purchased Assets, the Business or its prospects from that disclosed to the Buyer in this Agreement, nor shall there have been any material casualty to the Purchased Assets or Mateski Properties Purchased Assets in an amount exceeding $100,000, as a result of any loss, taking, destruction or physical damage, whether or not covered by insurance, occasioned by fire, flood, explosion, earthquake, act of God or the public enemy, or otherwise.

         8.5 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any Governmental Authority (a) in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated hereby.

         8.6 Consents. All necessary consents and Licenses with respect to the transaction contemplated hereby, including, without limitation, the transfer of the Purchased Assets and Mateski Properties Purchased Assets to the Buyer, the absence of which would have a material and adverse effect on the Buyer's rights under this Agreement, or which would constitute a Breach

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

pursuant to the provision of, or which would result in the termination or loss of any right under, any Contract or License or without which the Buyer would be precluded or materially impeded from conducting the Business or obtaining the benefit of the Purchased Assets or Mateski Properties Purchased Assets, shall have been received by the Buyer on or before the Closing Date.

         8.7 Opinion of Counsel. On the Closing Date, the Seller and the Shareholders shall have delivered to the Buyer the legal opinion of Van House & Associates, counsel for the Seller, Mateski Properties, Shareholders and Members, in substantially the form of EXHIBIT F attached hereto.

         8.8 Due Diligence. The Buyer shall have conducted a due diligence investigation and review of the Purchased Assets, Mateski Properties Purchased Assets, the Business and all matters pertaining thereto that the Buyer deems relevant and the results of such investigation and review shall be satisfactory to the Buyer.

         8.9 Searches. The Seller shall have delivered to the Buyer current Uniform Commercial Code and state, local and federal tax, judgment, bankruptcy and similar lien searches showing no liens, security interests, claims, or judgment against the assets of the Seller, other than as set forth in DISCLOSURE SCHEDULE.

         8.10 Environmental Assessment. The Buyer shall have received environmental site assessment reports acceptable to the Buyer and certified to the Buyer and the Buyer's lender from an independent environmental consultant selected by the Buyer, which reports shall evidence that: (i) the Real Estate and Leased Real Estate, if any, comply with all Environmental Laws; (ii) no improvements are reasonably required to maintain compliance with any and all Environmental Laws; (iii) there are no material contingent liabilities affecting the Real Property arising under any Environmental Laws; (iv) except as provided for in Section 4.10(f)(iii) above, there are no Hazardous Substances or Environmental Materials on or under the Real Estate or Leased Real Estate; and
(v) recommending no further investigation.

         8.11 Further Assurances. The Seller, Mateski Properties, Shareholders and Members shall have delivered to the Buyer such other written documents, instruments, releases or otherwise, as the Buyer reasonably may require to effectuate the provisions of this Agreement.

         8.12 Certain Noncompetition Covenants. In consideration of the Buyer's hiring of such Persons, the Buyer shall have received executed confidentiality and noncompetition covenants from Steve Borer, Carl Brakob and Dan O'Brien.

         8.13 Assignment and Assumption Agreements. There shall have been delivered to the Buyer fully executed copies of the Assignment and Assumption and Amendment of Contract for Private Development in the form attached hereto as EXHIBIT G-1, the Assignment and Assumption Agreement for the Minnesota Small Business Development Loan Program Bonds, Series 2000D, Lot 1 in the form attached hereto as EXHIBIT G-2 and the Assignment of Loan Agreement and First Amendment to Loan Agreement (Series 2000D, Lot 1), in the form attached hereto as EXHIBIT G-3, together with such other written documents, instruments, releases or otherwise as are necessary or appropriate in the opinion of the Buyer's counsel to effectuate the provisions of the Assignment and Assumption Agreements.

                                   ARTICLE IX

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

                  CONDITIONS TO SELLER'S, MATESKI PROPERTIES',
                           SHAREHOLDERS' AND MEMBERS'
                               OBLIGATION TO CLOSE

         The obligation of the Seller, Mateski Properties, Shareholders and Members to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent (any of which may be waived by the Seller, Mateski Properties, Shareholders and Members, in whole or in part):

         9.1 Representations and Warranties. The representations and warranties in this Agreement made by the Buyer shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Seller and Mateski Properties shall have been furnished a certificate signed by the president of the Buyer to that effect.

         9.2 Performance of Covenants and Obligations. The Buyer shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Seller and Mateski Properties shall have been furnished a certificate signed by the Buyer to that effect.

         9.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller and Mateski Properties; and, the Buyer shall have made available to the Seller and Mateski Properties for examination the originals or true and correct copies of all documents which the Buyer or Mateski Properties reasonably may request in connection with the transactions contemplated by this Agreement.

         9.4 Delivery of Agreements. The Buyer shall have executed and delivered to Theodore A. Mateski the Employment Agreement.

         9.5 Payment of Purchase Price. The Buyer shall have: (i) made the payment to the Seller as described in Section 2.1(a); (ii) executed and delivered to the Seller an Assumption Agreement in the form of EXHIBIT H-1 attached hereto to evidence the Buyer's assumption of the Assumed Liabilities; and (iii) executed and delivered to Mateski Properties the Assumption Agreement, the Assignment, Assumption and Amendment of Contract for Private Development, the Assignment, Assumption and Consent to Amendment of Agreement for Loan from Minnesota Investment Fund and the Assignment of Loan Agreement and First Amendment to Loan Agreement (Series 2000D, Lot 1), in the respective forms of EXHIBITS G-1, G-2 and G-3 attached hereto, the Assumption Agreement in the form of EXHIBIT H-2 attached hereto, and any such other documents as are necessary to evidence the Buyer's assumption of the Assumed Mateski Properties Obligations.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by the Seller, Mateski Properties and Members. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Buyer or any information known to the Buyer, the Seller, Mateski Properties and Members, jointly and severally,

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

shall indemnify, defend and hold the Buyer, its shareholders, officers, directors, employees, agents and representatives (collectively, the "BUYER" as used in Sections 10.1, 10.3, 10.6 and 10.7) harmless from and against any and all losses, claims, damages, diminution in value, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by the Buyer arising out of or resulting from any of the following:

                  (a) Representations or Warranties. The Breach of any representation or warranty of the Seller, Mateski Properties or Members given in or pursuant to this Agreement, without giving effect to any supplement to the DISCLOSURE SCHEDULE;

                  (b) Covenants. The Breach or default in the performance by the Seller, Mateski Properties, Shareholders or Members of any of their covenants, obligations or agreements in or pursuant to this Agreement;

                  (c) Liabilities Not Expressly Assumed. Any Liability of the Seller or Mateski Properties other than the Assumed Liabilities and Assumed Mateski Properties Obligations;

                  (d) Pre-Closing Operations. The operation or conduct of the Business or the ownership or use of the Seller's or Mateski Properties' assets at any time prior to the Closing (including, without limitation, Liability arising out of the manufacture, distribution or sale of any products, or the performance of services, by the Seller prior to the Closing) or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to or arising from the operation or conduct of the Business or the ownership or use of the Purchased Assets or Mateski Properties Purchased Assets, other than any Assumed Liability or Assumed Mateski Properties Obligations or

                  (e)      Any of the matters set forth in Schedules 2.1(b)(vi),
item 8; 4.18, items 2, 4 and 5; and 4.21, item 1 of the DISCLOSURE SCHEDULE.

         10.2 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Seller, Mateski Properties or Members, or any information known to them, the Buyer, subject to the terms and conditions of this Article X, shall indemnify, defend and hold the Seller, Mateski Properties and Members harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by the Seller due to or arising from any of the following:

                  (a) Representations or Warranties. The Breach of any representation or warranty of the Buyer given in or pursuant to this Agreement;

                  (b) Covenants. The Breach or default in the performance by the Buyer of any of its covenants, obligations or agreements in or pursuant to this Agreement;

                  (c) Liabilities Expressly Assumed. Any Assumed Liability or Assumed Mateski Properties Obligations; or

                  (d) Post-Closing Operations. The operation or conduct of the Business or the ownership of the Purchased Assets or Mateski Properties Purchased Assets after the Closing, or any incident, occurrence, condition or claim first arising and accruing after the Closing and arising from

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

the operation of the Business or the ownership or use of the Purchased Assets or Mateski Properties Purchased Assets after the Closing, but in any case only if the matter is not of a type for which the Seller, Mateski Properties and Members are obligated to indemnify the Buyer under SECTION 10.1 hereof.

         10.3 Procedures for Making Claims. If and when a party (the "INDEMNITEE") desires to assert a claim for Indemnifiable Damages against another party or parties (collectively, the "INDEMNITOR") pursuant to the provisions of this Article X, the Indemnitee shall deliver a Notice of Claim to the Indemnitor. If the Indemnitor shall object to such Notice of Claim, the Indemnitor shall simultaneously deliver a Notice of Objection to the Indemnitee within fifteen (15) days after the Indemnitee's delivery of the Notice of Claim. If the Notice of Objection shall not have been so delivered within such fifteen
(15) day period, all Indemnitors shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be promptly paid to the Indemnitee, on demand, in cash. If the Indemnitor shall make timely objection to a claim or claims set forth in any Notice of Claim, and if such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the Notice of Objection, then such claims shall be settled by arbitration pursuant to Section 11.5 hereof. The arbitrator shall promptly obtain such information regarding the matter that the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to the Indemnitor and Indemnitee. Any award shall be a conclusive determination of the matter and shall be binding upon the Indemnitor and Indemnitee. If, by arbitration, it shall be determined that the Indemnitee shall be entitled to any Indemnifiable Damages by reason of its claim or claims, the Indemnifiable Damages so determined shall be paid to the Indemnitee by the Indemnitor in the same manner as if the Indemnitee had not delivered a Notice of Objection.

         10.4 Participation in Defense of Third Party Claims. If any third Person shall assert any claim against an Indemnitee which, if successful, might result in an obligation of the Indemnitor to pay Indemnifiable Damages and which can be remedied to the sole satisfaction of the Indemnitee by the payment of money damages without further adverse consequence to the Indemnitee, the Indemnitor, at the sole expense of the Indemnitor, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnitee, but only if and so long as: (i) the Indemnitor diligently pursues the defense of such claim; and (ii) the Indemnitor acknowledges to the Indemnitee in writing that the claim, if resolved or settled adversely to the Indemnitee, is one for which the Indemnitor is obligated to indemnify the Indemnitee hereunder; and (iii) the Indemnitor reasonably demonstrates to the Indemnitee that the Indemnitee currently possesses sufficient cash and/or other liquid assets adequate to defend and, if necessary, in the event that the claim is resolved or settled adversely to the Indemnitor, satisfy the claim. If the Indemnitor fails or is unable so to elect to assume the primary defense of any such claim, the Indemnitee may (but need not) do so; in which event the Indemnitee may defend, settle or compromise the claim, at the expense and cost of the Indemnitor, in any such manner as the Indemnitee reasonably deems appropriate.

         10.5 Survival of Indemnification. An Indemnitor's obligation to pay Indemnifiable Damages arising out of claims described in Sections 10.1(b), 10.1(c), 10.1(d), 10.2(b), 10.2(c) and 10.2(d) hereof shall survive the Closing of this transaction indefinitely. The representations and warranties contained in Articles IV and V hereof, and an Indemnitor's obligation to pay Indemnifiable Damages arising out of Section 10.1(a) and 10.2(a) hereof, shall survive the Closing Date, as follows:

                  (a) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or Breach of a representation or warranty which was made

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

fraudulently or with respect to any representation or warranty contained in Sections 4.1 through and including 4.7, 4.10, 4.20, 4.30 and 4.31 hereof, indefinitely;

                  (b) Taxes. In the case of a claim based upon the inaccuracy or Breach of a representation or warranty pertaining to taxes, for a period equal to the applicable statute of limitations; and

                  (c) All Other Claims. In the case of all other claims based upon the inaccuracy or Breach of representation or warranty, for a period commencing on the date hereof and ending on the date in 2006 that the Contingent Amount, if any, becomes due as described in Section 2.1(c) hereof.

                  No claim for recovery of Indemnifiable Damages arising out of
Section 10.1(a) or Section 10.2(a) hereof may be asserted by an Indemnitee after the expiration of the applicable time period described in the foregoing Sections 10.5(a)-(c); provided, however, that any claim first asserted by the giving of a Notice of Claim within the applicable survival period shall neither be abated nor barred.

         10.6 Offset. The Buyer shall be entitled (but not required) to offset against any obligations now or hereafter owed by the Buyer to the Seller, Mateski Properties, Shareholders or Members (including, without limitation, the Contingent Amount which may become due and payable pursuant to Section 2.1(c) hereof) the sum of all Indemnifiable Damages that the Buyer is entitled to pursuant to Section 10.1 hereof. Any Indemnifiable Damages which the Buyer elects to set-off against an obligation owed the Buyer shall be deemed "paid" (for purposes of calculating the interest component of such Indemnifiable Damages) not earlier than the date when the obligation against which the Indemnifiable Damages are offset otherwise becomes fixed, due and payable to the Seller, Mateski Properties, Shareholders or Members. For example, if Indemnifiable Damages are incurred by the Buyer on July 1, 2002 and the Buyer then elects to set-off such Indemnifiable Damages against the Contingent Amount due the Seller pursuant to Section 2.1(c) hereof, such Indemnifiable Damages shall not be deemed paid (for purposes of computing the interest component thereof) until that time in 2006 (or, in the event of a prior disposition of the Business, such earlier time) when such Contingent Amount becomes fixed, due and payable. No offset made by the Buyer pursuant to this Section shall constitute a default under any of the Buyer's payment obligations or, even if it is subsequently determined that no Indemnifiable Damages were due the Buyer, give rise to any right of acceleration.

         10.7     Limitations on Indemnifiable Damages.

                  (a) Minimum Amount. Notwithstanding the foregoing, the Buyer shall not be entitled to recover Indemnifiable Damages for any matter described in Section 10.1(a) hereof (other than a claim under Section 10.1(a) based upon a Breach of Sections 4.1 through and including 4.7, 4.10, 4.20, 4.22,
4.30 and 4.31) unless and until the aggregate of all claims for Indemnifiable Damages asserted pursuant to Section 10.1(a) hereof exceeds $25,000 (but, if such claims exceed $25,000 in the aggregate, the Buyer shall be entitled to recover from the first dollar). Furthermore, the Buyer shall not be entitled to recover the first $5,000 of Indemnifiable Damages for the matters described in
Section 10.1(e) hereof.

                  (b) Assignment of Uncollected Receivables. In the event that Indemnifiable Damages are payable to the Buyer because all or a portion of the Receivables are not collected by the Buyer as herein provided, the Buyer shall assign (without recourse) such Receivables (to the

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

extent uncollected) to the Seller promptly after payment by the Indemnitors of the Indemnifiable Damages becoming due as a result of such noncollection.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in the Buyer the Purchased Assets and Mateski Properties Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

         11.2 Benefit and Assignment. This Agreement shall be binding upon the parties hereto, their heirs, successors, assignees, and beneficiaries in interest. No rights under this Agreement may be assigned nor any obligations delegated, in whole or part, by the Seller, Mateski Properties, Shareholders or Members, other than assignment of rights (in the case of the Shareholders or Members, upon their death in accordance with their testamentary deposition or the laws of intestacy or, in the case of the Seller or Mateski Properties, upon their dissolution to their respective shareholders or members). The Buyer may assign all or any of its rights and obligations under this Agreement (including, without limitation, in favor of any Person providing financing to the Buyer).

         11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Minnesota (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

         11.4 Expenses. The Buyer shall pay all of its own expenses, fees or costs incurred by it in connection with the negotiation, drafting and performance of its obligations under this Agreement. The Shareholders and Members (and not the Seller or Mateski Properties) shall pay all of the expenses, fees and costs incurred by them, the Seller or Mateski Properties in connection with the negotiation, drafting and performance of their, the Seller's and Mateski Properties' obligations under this Agreement or the Settlement Agreement or any other document executed in connection herewith or therewith (including their legal accounting and other professional fees; costs of the Commitment, the premiums for the title insurance policy and the Survey; transfer taxes, and any costs incurred in connection with the procural of third Person consents or Licenses), and none of such expenses, fees and costs shall have been paid or be paid by or accrued as a liability of the Seller or Mateski Properties.

         11.5 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement (including, but not limited to, any claim regarding the scope or effect of this Section and any claim that this Section is invalid or unenforceable), or the Breach hereof or thereof, shall be settled by a single arbitrator in binding arbitration conducted in Madison, Wisconsin in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") (or such other arbitration service as the parties may agree upon), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing. In addition to the Commercial Arbitration Rules of the AAA and unless otherwise agreed to by the parties, the following rules shall apply:

                  (a) Each party shall be entitled to discovery exclusively by the following means: (i) requests for admission,
                           (ii) requests for production of documents, (iii) up

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

                           to 15 written interrogatories (with any subpart to be counted as a separate interrogatory), and (iv) depositions of no more than six individuals.

                  (b) Unless the arbitrator finds that delay is reasonably justified or as otherwise agreed to by the parties, all discovery shall be completed, and the arbitration hearing shall commence within five months after the appointment of the arbitrator.

                  (c) Unless the arbitrator finds that delay is reasonably justified, the hearing will be completed, and an award rendered within 30 days of commencement of the hearing.

                  (d) If the dispute submitted to arbitration arises from disagreement concerning Adjusted EBITDA or the proper calculation of the Contingent Amount pursuant to
                           Section 2.1(c) hereof, the arbitrator shall be a partner at the Madison, Wisconsin office of a "Big Five" firm of independent certified public accountants having no then current relationship to any of the Buyer, Seller, Mateski Properties, Shareholders or Members.

The arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an Order enjoining and/or compelling such actions or relief ordered or as found by the arbitrator. The arbitrator also shall make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator shall require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action. However, notwithstanding the foregoing, the parties expressly agree that a court of competent jurisdiction may enter a temporary restraining order or an order enjoining a Breach of this Agreement pending a final award or further order by the arbitrator. Such remedy, however, shall be cumulative and nonexclusive, and shall be in addition to any other remedy to which the parties may be entitled.

         11.6 Notices. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, (ii) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section) or (iii) when mailed to such party by registered or certified U.S. Mail (return receipt requested) or sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

                  (a)      If to the Buyer:

                                               Zero Zone Refrigeration, LLC
                                               110 Oakridge Drive
                                               North Prairie, WI  53153-9734
                                               Attention: Jack Van Der Ploeg
                                               Facsimile Number:  (262) 392-6450

                           With a copy to:  Robert J. Johannes, Esq.

                                               Michael Best & Friedrich LLP
                                               Suite 3300
                                               100 East Wisconsin Avenue
                                               Milwaukee, WI  53202-4108
                                               Facsimile Number: (414) 277-0656

                  (b) If to the Seller, Mateski Properties, Shareholders and/or Members:

                                               c/o Theodore A. Mateski
                                               110 Fairway Ridge Court
                                               Minnetrista, MN  55364

                           With a copy to:  David Van House, Esq.

                                               Van House & Associates
                                               5200 Willson Road
                                               Edina, MN  55424
                                               Facsimile Number:  (952) 922-5375

         11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

         11.8 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         11.9 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

         11.10 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto and the DISCLOSURE SCHEDULE delivered herewith represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

         11.11 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

         11.12 Publicity. The Buyer and the Seller agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the consent of the Buyer, except to the extent that disclosure is required by legal process or to accountants, counsel, other professionals and to lenders on a "need to know" basis who similarly agree to maintain the confidentiality of the Agreement and its terms.

                       [SIGNATURES ON NEXT PAGE FOLLOWING]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

BUYER:                                     SHAREHOLDERS:

ZERO ZONE REFRIGERATION, LLC
                                           _____________________________________
By:    Zero Zone, Inc., Managing Member    Steven A. Mateski

       By:______________________________   _____________________________________
          Jack Van Der Ploeg, President    Anne Marie Brakob

                                           THEODORE A. MATESKI TRUST U/A
SELLER:                                    DATED FEBRUARY 14, 1996

SYSTEMATIC REFRIGERATION, INC.             By:__________________________________
                                              Theodore A. Mateski, Trustee

By:_____________________________________
   Theodore A. Mateski, President          By:__________________________________
                                              Lynne M. Mateski, Trustee

MATESKI PROPERTIES, LLC                    LYNNE M. MATESKI TRUST U/A DATED
                                           FEBRUARY 14, 1996

By:_____________________________________   By:__________________________________
   Theodore A. Mateski, Managing Member       Theodore A. Mateski, Trustee

                                           By:__________________________________
MEMBERS:                                      Lynne M. Mateski, Trustee

________________________________________
Theodore A. Mateski

________________________________________
Lynne M. Mateski

                                       EXHIBITS
                                       --------
Exhibit A:        Employment Agreement
Exhibit B:        LHDL Settlement Agreement
Exhibit C-1:      Assignment and Bill of Sale (Seller)
Exhibit C-2:      Assignment and Bill of Sale (Mateski Properties)
Exhibit D:        Warranty Deed
Exhibit E:        Subordination Agreement
Exhibit F:        Opinion of Shareholders' Counsel
Exhibit G-1       Assignment and Assumption and Amendment of Contract for Private
                  Development
Exhibit G-2:      Assignment and Assumption Agreement for Minnesota Small Business
                  Development Loan Program Bonds, Series 2000D, Lot 1
Exhibit G-3:      Assignment of Loan Agreement and First Amendment to Loan Agreement
                  (Series 2000D, Lot 1)
Exhibit H-1:      Assumption Agreement (Seller)
Exhibit H-2       Assumption Agreement (Mateski Properties)

                              DISCLOSURE SCHEDULES
                              --------------------
1.1(e)            Equipment.
1.1(f)            Vehicles.
1.2(a)            Legal Description of Real Estate.
1.3(b)            Excluded Personal Effects.
2.1(b)(vi)        List of Seller's Contracts Assumed by Buyer.
4.2               Ownership, Organization and Qualification.
4.3               Conflicting Obligations.
4.4               Third Party Consents.
4.7               Organizational Documents.
4.8               Financial Statements.
4.9               Real Property; Leases.
4.10              Purchased Assets; Title and Condition.
4.11              All Necessary Assets; Capital Expenditures and Repairs.
4.12              Receivables.
4.13              Inventories.
4.14              Intellectual Property.
4.15              Insurance.
4.16              Licenses.
4.17              Material Contracts and Other Descriptions and Lists.
4.18              Litigation.
4.20              Environmental Compliance.
4.21              Contingent and Undisclosed Liabilities.
4.22              Taxes.
4.23              Labor Contracts.
4.24              Performance Contracts.
4.25              Employee Benefit Plans.
4.26              Products Liability; Warranties.
4.27              Changes in Financial Position.

4.28              Events Subsequent to Latest Balance Sheets.
4.29              Customers and Suppliers.
4.31              Related Person Transactions.
4.32              Representations and Warranties True and Correct.